Exhibit 10.1

AGREEMENT OF LEASE

between

THE RECTOR, CHURCH-WARDENS

AND VESTRYMEN OF TRINITY CHURCH IN

THE CITY OF NEW YORK,

Landlord

and

MEDIDATA SOLUTIONS, INC.,

A Delaware Corporation

Tenant

Dated: October 19th, 2012

Entire Seventh (7th), Eighth (8th) and Ninth (9th) Floors

350 Hudson Street

New York, New York 10014

**********************************************************************

Parish of Trinity Church in the City of New York

Real Estate Department

75 Varick Street, 2nd Floor

New York, New York, 10013

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SCHEDULE A	-	Floor Plans of the Premises
SCHEDULE B	-	Building Rules and Regulations for Construction Work
SCHEDULE C	-	Fixed Rent and Operating Expense Payment
SCHEDULE D	-	Floor Plans of Offer Space
SCHEDULE E	-	Form of Commencement Date Agreement
SCHEDULE F	-	Rules and Regulations
SCHEDULE G	-	Contractor’s Insurance Requirements
SCHEDULE H	-	Cleaning Specifications
SCHEDULE I	-	Termination Payment Schedule
SCHEDULE J	-	Exterior Signage
SCHEDULE K	-	Approved Contractors
SCHEDULE L	-	Building Access Policy & Procedures
SCHEDULE M	-	Intentionally Omitted
SCHEDULE N	-	Certificate of Occupancy
SCHEDULE O	-	Terrace

ii

AGREEMENT OF LEASE

AGREEMENT OF LEASE, made as of the 19th day of October 2012 (this “Lease”), between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation, having its office at 75 Varick Street, 2nd Floor, New York, New York 10013 (“Landlord”), and MEDIDATA SOLUTIONS, INC., a Delaware Corporation, having an address at 79 Fifth Avenue, 8th Floor, New York, New York 10003 (“Tenant”).

REFERENCE PAGE

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)	Premises:	The entire rentable area of the seventh (7th), eighth (8th) and ninth (9th) floors of the Building, as approximately shown hatched on the floor plans annexed hereto as Schedule A.

(2)	Commencement Date:	The date of delivery of possession of the entire Premises to Tenant with Landlord’s Pre-Delivery Work Substantially Completed, but no earlier than January 1, 2013. Landlord shall give Tenant at least five (5) Business Days’ prior notice of the Commencement Date and shall provide Tenant, from time to time after scheduling with Landlord, reasonable access to inspect the Premises.

(3)	Rent Commencement Date:	The date that is nine (9) months after the Commencement Date.

(4)	Fixed Expiration Date:	The last day of the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date.

(5)	Term:	The ten (10) year and nine (9) month period commencing on the Commencement Date and expiring on the Fixed Expiration Date, subject to extension pursuant to the terms of Article 42.

(6)	Fixed Rent:	The amounts payable from the Rent Commencement Date through the Fixed Expiration Date, as more particularly set forth on Schedule C attached hereto.

(7)	Tenant’s Share:	31.713%. For purposes of the initial Term of this Lease, Landlord and Tenant agree, without representation, that the seventh floor contains 38,952 rentable square feet (28,435 usable square feet), the eighth floor contains 38,970 rentable square feet (28,448 usable square feet), the ninth floor contains 20,663 rentable square feet (15,084 usable square feet) and the Building contains 310,869 rentable square feet.

(8)	Base Tax Factor:	The Taxes payable for the Tax Year commencing on July 1, 2013 and ending on June 30, 2014.

(9)	Permitted Use:	General, executive and administrative offices, IT, sales, employee training, software development and software as service, and uses incidentally and directly related thereto.

(10)	Broker(s):	Jones Lang LaSalle Brokerage Inc.

(11)	Tenant Improvement Allowance:	$6,186,325

(12)	Security Deposit:	$3,286,166.67, as the same may be reduced pursuant to Article 35 hereof.

(13)	Renewal Term:	One (1) term of five (5) years.

(14)	Offer Space:	The entire rentable area of the second (2nd), third (3rd) and fourth (4th) floors of the Building, as approximately shown hatched on the floor plans annexed hereto as Schedule D.

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

ARTICLE 1

GLOSSARY

The following terms shall have the meanings indicated below:

“AAA” shall have the meaning set forth in Section 42.3.

“AC Unit” shall mean, collectively, the air-cooled air conditioning units to be purchased and installed by Tenant as part of the Initial Alterations and in accordance with the provisions of this Lease (the “AC Work”), which shall be located in the Premises (or, subject to the provisions of Article 41 of this Lease, on the eighth floor roof), and which shall exclusively service the Premises. The AC Unit shall consist of one or more units providing at least 220 tons, in the aggregate, of cooling for the Premises. The manufacturer and specifications of the AC Unit shall be subject to Landlord’s reasonable approval which approval shall not be unreasonably withheld, delayed or conditioned.

“Acceptance Notice” shall have the meaning set forth in Section 43.2(B).

“ADA” shall have the meaning set forth in Section 9.1.

“Additional Rent” shall have the meaning set forth in Section 2.2.

“Administrative Code” shall mean the Administrative Code of the City of New York, as amended.

“Alteration Fee” shall have the meaning set forth in Section 6.2.

“Alterations” shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises made by Tenant, other than Landlord’s Work.

“Anticipated Inclusion Date” shall have the meaning set forth in Section 43.2(A).

“Applicable Rate” shall mean the lesser of (x) two percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

“Available” shall have the meaning set forth in Section 43.1.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

“Baseball Arbitrator” shall have the meaning set forth in Section 42.3.

“BID Charges” shall have the meaning set forth in Section 3.1(B).

“Building” shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

“Building Insurance” shall have the meaning set forth in Section 12.2.

“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include any air-conditioning equipment exclusively serving the Premises, installations made by Tenant or fixtures or appliances.

“Business Day(s)” shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.

“Class E System” shall mean the fire and life safety system of the Building and its components.

“CPA” shall have the meaning set forth in Section 15.4(B).

“Decorative Alterations” shall have the meaning set forth in Section 6.1(A).

“Deficiency” shall have the meaning set forth in Section 19.2(A)(2).

“Directory” shall have the meaning set forth in Section 39.9.

“Electricity Additional Rent” shall have the meaning set forth in Section 4.2(A).

“Embargoed Person” shall have the meaning set forth in Section 39.6(A).

“Escalation Rent” shall mean payments required to be made by Tenant pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 18.1.

“Expiration Date” shall mean the Fixed Expiration Date set forth on the Reference Page or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Fair Rental Value” shall mean the rental rate per annum determined at the applicable times set forth in Articles 42 and 43, for vacant space in buildings of comparable quality and age of the Building and located in the immediate vicinity of the Building for tenants leasing space on a direct lease basis containing rentable square footage of at least one full floor in the relevant transaction. Fair Rental Value shall include all relevant factors, including but not limited to, free rent, tenant improvement allowances, term and commissions in arriving at a so-called “net effective rental” to Landlord, whether favorable to Landlord or Tenant, subject to the provisions of Article 43.

“Government Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“Hazardous Materials” shall have the meaning set forth in Section 9.2.

“Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord’s agents and contractors and of the Manager).

“Initial Alterations” shall have the meaning set forth in Section 6.5(A).

“Issuing Bank” shall have the meaning set forth in Section 35.2.

“Issuing Bank Criteria” shall have the meaning set forth in Section 35.2.

“Land” shall mean the land known by the address of 350 Hudson Street, New York, New York 10014.

“Landlord” on the date as of which this Lease is made, shall mean The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York, but thereafter, “Landlord” shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

“Landlord Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord’s agents and contractors and of the Manager).

“Landlord’s Equity” shall have the meaning set forth in Section 39.2.

“Landlord’s Maximum Determination” shall have the meaning set forth in Section 42.2.

“Landlord’s Maximum Offer Determination” shall have the meaning set forth in Section 43.2(A).

“Landlord’s Statement” shall mean a Landlord’s Tax Statement.

“Landlord’s Tax Statement” shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

“Landlord’s Work” shall have the meaning set forth in Article 38.

“Laws” shall mean all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

“Lease” shall have the meaning set forth in the recital hereto.

“Lease Year” shall have the meaning set forth on Schedule C annexed hereto.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Letter of Credit” shall have the meaning set forth in Section 35.2.

“List” shall have the meaning set forth in Section 39.6(A).

“Manager” shall mean a contractor under Landlord’s contract for the management of the Building, if any.

“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee under or mortgagee or holder of a Mortgage.

“Non-Renewal Notice” shall have the meaning set forth in Section 35.2(B).

“Notice(s)” shall have the meaning set forth in Section 27.1.

“OFAC” shall have the meaning set forth in Section 39.6(A).

“Offer Notice” shall have the meaning set forth in Section 43.2(A).

“Offer Space” shall have the meaning set forth in the Reference Page.

“Offer Space Inclusion Date” shall have the meaning set forth in Section 43.3.

“Offer Space Option” shall have the meaning set forth in Section 43.2(B).

“Operating Hours” shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

“Outside Delivery Date” shall have the meaning set forth in Section 2.1(B).

“Overtime Periods” shall have the meaning set forth in Section 28.1(B).

“Parties” shall have the meaning set forth in Section 39.2.

“Partnership Tenant” shall have the meaning set forth in Section 29.1.

“Permitted Occupants” shall have the meaning set forth in Section 15.8.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

“Persons Within Landlord’s Control” shall mean and include Landlord, and all of Landlord’s officers, agents, contractors, servants, employees, licensees and invitees.

“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

“Prohibited Person” shall have the meaning set forth in Section 39.6(B).

“Real Property” shall mean the Building and the Land.

“Recapture Space” shall have the meaning set forth in Section 15.4(B).

“Recapture Sublease” shall have the meaning set forth in Section 15.4(C).

“Recapture Subtenant” shall have the meaning set forth in Section 15.4(C).

“Renewal Notice” shall have the meaning set forth in Section 42.1.

“Renewal Option” shall have the meaning set forth in Section 42.1.

“Renewal Term” shall have the meaning set forth in the Reference Page.

“Rent Penalty Date” shall have the meaning set forth in Section 2.1(B).

“Rental” shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean (i) all Laws, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord’s or Tenant’s commercial property insurance policy for the Building.

“Rules and Regulations” shall mean the rules and regulations annexed hereto as Schedule F, and such other reasonable modifications and additions to same as Landlord and Landlord’s agents may from time to time adopt (which shall not increase Tenant’s obligations or decrease Tenant’s rights under this Lease, except to a de minimis extent), on reasonable advance notice to Tenant to be given in accordance with the terms of this Lease. The parties agree that all rules and regulations that are designed for the safety or security of occupants of the Building, property in the Building, or the Building itself, shall be deemed to be reasonable.

“Soft Costs” shall have the meaning set forth in Section 6.5(A).

“Specialty Alterations” shall have the meaning set forth in Section 6.1(C).

“Sublease Additional Rent” shall have the meaning set forth in Section 15.5.

“Sublease or Assignment Statement” shall have the meaning set forth in Section 15.4(B).

“Substantially Completed” or “Substantial Completion” shall, whenever used in this Lease with respect to Landlord’s Pre-Delivery Work (as hereinafter defined), be deemed to mean that stage of the progress of Landlord’s Pre-Delivery Work as shall enable Tenant to have (a) the services to be provided to Tenant pursuant to Article 28 hereof (subject to the provisions of Section 38.2), and (b) access to the Premises to commence Tenant’s Initial Alterations without unreasonable interference by reason of the need to complete minor unfinished details of Landlord’s Work. Within thirty (30) days after each of Landlord’s Pre-Delivery Work and Landlord’s Post-Delivery Work (as hereinafter defined) shall have been Substantially Completed, Tenant shall deliver to Landlord a punchlist (“Tenant’s Punchlist”) of items of unfinished work (“Punchlist Items”). Landlord shall diligently complete the Punchlist Items following delivery of Tenant’s Punchlist but in no event beyond thirty (30) days of notice of the Tenant’s Punchlist.

“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

“Supplemental AC System” shall have the meaning set forth in Section 28.1 (E).

“Target Date” shall have the meaning set forth in Section 2.1(B).

“Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

“Taxes” shall have the meaning set forth in Section 3.1(A).

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease.

“Tenant’s Minimum Determination” shall have the meaning set forth in Section 42.2.

“Tenant’s Minimum Offer Determination” shall have the meaning set forth in Section 43.2(B).

“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

“Tenant’s Tax Payment” shall have the meaning set forth in Section 3.2(A).

“Terrace” shall have the meaning set forth in Article 40.

“Umbrella” shall have the meaning set forth in Section 12.4(A).

“Unavoidable Landlord Delays” shall have the meaning set forth in Section 26.1.

“Unusable” shall have the meaning set forth in Section 28.3(B).

ARTICLE 2

DEMISE. PREMISES. TERM. RENT

Section 2.1. (A) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.

(B) (i) Notwithstanding the provisions of Article 23 hereof, Landlord shall endeavor to cause Substantial Completion of Landlord’s Pre-Delivery Work to occur on or prior to March 31, 2013 (“Target Date”).

(ii) If the Commencement Date shall not have occurred on or prior to April 30, 2013 (the “Rent Penalty Date”) (as such date may be extended by Unavoidable Delays or by delays caused by Tenant or Persons Within Tenant’s Control), Tenant shall be entitled, as Tenant’s sole and exclusive remedy by reason of such delay (except as set forth below), to an additional credit against Fixed Rent commencing on the Rent Commencement Date in the amount of (x) $2,000.00 per day for each of the first sixty (60) days from and after the Rent Penalty Date that the Commencement Date fails to occur and (y) $2,833.33 per day for each day from and after the sixty-first (61st) day after the Rent Penalty Date that the Commencement Date fails to occur.

(iii) In addition, if the Commencement Date shall not have occurred on or prior to August 31, 2013 (the “Outside Delivery Date”) (as such date may be extended by Unavoidable Delays or by delays caused by Tenant or Persons Within Tenant’s Control), either Landlord or Tenant shall have the right, in Tenant’s case, as Tenant’s sole and exclusive remedy by reason of such delay (except as set forth below), to terminate this Lease by notice given to the other party at any time after the Outside Delivery Date, in which event this Lease shall terminate effective as of the thirtieth (30th) day after the date such notice is given as if the termination date were the Fixed Expiration Date; provided, however, that if the Commencement Date shall have occurred prior to such thirtieth (30th) day, Tenant’s exercise of such right to terminate this Lease shall be void and of no force or effect. Notwithstanding anything to the contrary contained herein, in lieu of the rent credits set forth in Section 2.1(B)(ii), if this Lease shall be terminated by Tenant in accordance with the terms and conditions of this Section 2.1(B)(iii), Landlord shall pay to Tenant, within thirty (30) days after the effective termination date, the sum of $290,000.00 and within such thirty (30) day period, shall return to Tenant any Fixed Rent and Security Deposit previously delivered by Tenant to Landlord under this Lease.

(C) Notwithstanding anything to the contrary contained in Section 2.1(B) hereof, Landlord shall use overtime labor in the performance of Landlord’s Pre-Delivery Work to attempt to achieve Substantial Completion of such work by the Target Date, or as promptly as shall be reasonably practicable thereafter. Notwithstanding the foregoing, if the existing tenant shall fail to vacate the Premises by June 15, 2013 so that Landlord reasonably believes it shall not be able to Substantially Complete Landlord’s Pre-Delivery Work by the Outside Delivery Date, Landlord shall advise Tenant thereof, and (i) Landlord shall not be required to commence such work unless and until Landlord and Tenant shall agree in writing to extend the Outside Delivery Date by an amount of time reasonably sufficient (in Landlord’s reasonable judgment) to allow for Substantial Completion of Landlord’s Pre-Delivery Work, and (ii) if Tenant shall not agree to so extend the Outside Delivery Date by an amount of time reasonably sufficient (in Landlord’s reasonable judgment) to allow for Substantial Completion of Landlord’s Pre-Delivery Work, then, in addition to any termination right set forth above, Landlord shall have the right to terminate this Lease upon written notice to Tenant, in which event Landlord shall pay to Tenant (as Tenant’s sole and exclusive remedy) within thirty (30) days of such termination, the amount set forth in Schedule I annexed hereto for the period corresponding to the effective termination date, and, within such thirty (30) day period, shall return to Tenant any Fixed Rent and Security Deposit previously delivered by Tenant to Landlord under this Lease.

(D) Notwithstanding anything to the contrary contained in this Section 2.1 or elsewhere in this Lease, if Substantial Completion of Landlord’s Pre-Delivery Work shall be delayed by requests by Tenant or Persons Within Tenant’s Control for Landlord to perform additional Landlord’s Pre-Delivery Work or to make changes in Landlord’s Pre-Delivery Work, then Tenant agrees that such Substantial Completion shall be deemed to have occurred on the date when such work would have been Substantially Complete but for such delay by Tenant or Persons Within Tenant’s Control, provided that Landlord shall have notified Tenant at the time of such request (or as soon as practicable thereafter) that such request shall result in a delay in Substantial Completion.

(E) Landlord shall submit to Tenant a written agreement executed by Landlord, substantially in the form annexed as Schedule E, confirming the Commencement Date, the Rent Commencement Date and the Fixed Expiration Date, determined in accordance with the provisions of this Lease, and Tenant shall execute such agreement and return it to Landlord within ten (10) Business Days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the dates specified therein as fixed and determined as aforesaid.

Section 2.2. Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to the Landlord’s order on a bank or trust company which is a member of the New York Clearinghouse Association with an office in the Borough of Manhattan, the City of New York, State of New York, at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

(A) commencing upon the Rent Commencement Date, the Fixed Rent, at the annual fixed rental rate set forth on Schedule C annexed hereto, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first (1st) full monthly installment of Fixed Rent shall be payable by Tenant upon execution of this Lease; and

(B) commencing upon the Commencement Date, additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, Escalation Rent commencing on July 1, 2014 with respect to Tenant’s Tax Payment and commencing on the first anniversary of the Rent Commencement Date with respect to the Escalation Rent payable under Section 3.5) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

Section 2.3. If the Rent Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

Section 2.4. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in this Lease.

ARTICLE 3

ESCALATION

Section 3.1. For the purposes of this Article 3, the following terms shall have the meanings set forth below:

(A) “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (ii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building, including BID Charges (as hereinafter defined); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property. With respect to any Tax Year, all reasonable expenses, including attorneys’ fees and disbursements and experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes (but not to exceed such refund) shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord’s income, (b) franchise taxes, (c) estate or inheritance taxes, (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes, (e) late charges, interest or penalties, (f) any assessments or levies on any additional buildings constructed on the Land, or (g) assessments or levies on any enlargement of the Building, unless Tenant’s Share is proportionately reduced.

(B) “BID Charges” shall mean business improvement district charges imposed on the Building and/or the Land, and any reasonable expenses incurred by Landlord in contesting the same.

Section 3.2. (A) Commencing on July 1, 2014, Tenant shall pay as Escalation Rent for each Tax Year, an amount (“Tenant’s Tax Payment”) equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor. Tenant’s Tax Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2), the first of which shall be due within thirty (30) days after receipt of a Landlord’s Tax Statement, regardless of whether such Landlord’s Tax Statement is received prior to, on or after the first day of such Tax Year and the remaining installments shall be due on the first day of each month thereafter. If there is any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord’s Tax Statement for any Tax Year affected, and Tenant’s Tax Payment for such Tax Year shall be adjusted and, (a) within thirty (30) days after Tenant’s receipt of such revised Landlord’s Tax Statement, Tenant shall

(with respect to any increase in Taxes for such Tax Year) pay the appropriate increase in Tenant’s Tax Payment Landlord, or (b) (with respect to any decrease in Taxes for such Tax Year) Landlord shall, at its election, either credit such decrease in Tenant’s Tax Payment against the next installment of Rental payable by Tenant or refund the amount of such decrease by check to the order of Tenant or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any decrease in Taxes due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Landlord’s receipt of any refund. If, during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a Lessor or Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant’s Tax Payments shall be correspondingly accelerated or revised so that Tenant’s Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee but not more than three (3) months in advance of the date such payments are due to the taxing authority.

(B) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes. If, after a Landlord’s Tax Statement has been sent to Tenant, a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Landlord’s Tax Statement adjusting the Taxes for such Tax Year (taking into account Landlord’s reasonable, third party expenses therefor) and setting forth Tenant’s Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the next installment(s) of Rental until fully applied or by a refund if at the end of the Term; provided, however, that Tenant’s Share of such refund shall be limited to the amount of Tenant’s Tax Payment which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable.

(C) Tenant’s Tax Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(D) Tenant shall pay to Landlord within thirty (30) days after demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

(E) Each Landlord’s Tax Statement furnished by Landlord with respect to Tenant’s Tax Payment shall be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord’s failure to deliver such copy shall not affect Tenant’s obligations as to amount or due date(s) thereof.

(F) If the Base Tax Factor subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any Additional Rent payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected or reduced. Until the Base Tax Factor is so adjusted, corrected or reduced, if ever, Tenant shall pay Additional Rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax Factor and upon such adjustment, correction or reduction occurring, any Additional Rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any Escalation Rent found due by such re-computation within thirty (30) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such re-computation).

(G) If the Commencement Date or the Expiration Date occurs on a date other than July 1 or June 30, respectively, any Tenant’s Tax Payment under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced or increased by operation of this Article 3, and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.

Section 3.3. Landlord’s failure to render any Landlord’s Statement with respect to any Tax Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Tax Year. Notwithstanding the foregoing, if Landlord shall not deliver a Landlord’s Statement within two (2) years of the expiration of the Tax Year in question, Landlord shall be deemed to have waived its right to collect any increased Tax Payment attributable to an increase in Taxes with respect to such Tax Year.

Section 3.4. Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within one-hundred eighty (180) days after receipt of such statement Tenant shall notify Landlord that it disputes the correctness of such Landlord’s Statement, specifying the particular respects in which such Landlord’s Statement is claimed to be incorrect. Pending the resolution of such dispute, and as a condition precedent to Tenant’s right to dispute the correctness of such statement, Tenant shall make its payments in accordance with such Landlord’s Statement without prejudice to Tenant’s position. In the event of the resolution of such dispute so that there shall have been an overpayment of any of Tenant’s Tax Payment, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent Rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant. The obligations contained in this Section 3.4 shall survive the Expiration Date.

Section 3.5. In order to adjust, during the Term of this Lease, for increases in the expenses of Landlord in operating the Building, Tenant shall pay to Landlord the amounts indicated in Schedule C as the Operating Expense Payment, such amount to be paid (in addition to Fixed Rent) in twelve equal monthly installments.

ARTICLE 4

ELECTRICITY

Section 4.1. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building and applicable to Tenant’s use thereof as opposed to the Building requirements, which shall be complied with by Landlord at Landlord’s cost and expense. Landlord shall furnish required feeders and switch for Tenant in the Premises to handle a capacity of six (6) watts per usable square foot demand load (exclusive of the electricity required to operate the Building Systems and the AC Unit), and in no event shall the electrical load in the Premises exceed such capacity. Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant’s machinery, appliances or equipment, or the electric system of the Premises, if the effect thereof would be to increase the electrical load in the Premises over the demand load specified in this Section 4.1. Notwithstanding the foregoing, if Tenant shall deliver to Landlord a so-called “load letter” prepared by an electrical engineer reasonably acceptable to Landlord demonstrating that Tenant needs additional electrical capacity in connection with its operations in the Premises, Landlord shall make up to one (1) watt demand load per usable square foot of additional electrical capacity available to the Premises at Tenant’s sole cost and expense. Landlord shall not be liable in any way to Tenant for any interruption or failure or defect in the supply or character of electric service furnished to the Premises or for any loss, damage or expense Tenant may sustain if either the quantity or character of electric service is changed or is no longer suitable for Tenant’s requirements, whether by reason of any requirement, act or omission of the public utility serving the Building or for any other reason, except to the extent resulting from Landlord’s negligence or willful misconduct or from other matters within Landlord’s control.

Section 4.2. (A) As of the Commencement Date, electricity shall be furnished by Landlord to the Premises. Tenant shall pay to Landlord, as Additional Rent for such electrical service (including the electricity used to service all air-conditioning equipment (including, without limitation, the AC Unit and any Supplemental AC Systems) exclusively serving the Premises), one hundred five percent (105%) of the amounts (the “Electricity Additional Rent”), as determined by an existing submeter or submeter(s) installed by Landlord, at Landlord’s expense (which submeter(s) shall be maintained, repaired and replaced by Landlord, at Landlord’s cost), at charges, terms and rates, applied to the monthly readings on such submeter(s), in accordance with Landlord’s monthly average cost of electricity. Tenant shall have the right to audit electrical meter readings. Landlord’s monthly average cost of electricity shall be determined as follows: (i) the total amount billed to Landlord by the public utility and/or service providers supplying electricity service to the Building for the Building’s consumption for the relevant billing period for energy (kilowatt-hours, i.e.,kwh) shall be divided by the total kilowatt hours consumed by the Building for the billing period, carried to six decimal places, and (ii) the total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the relevant billing period for demand kilowatts (i.e., kw) for the Building’s consumption for such billing period, shall be divided by the total demand (kilowatts of the Building), for such billing period, carried to six decimal places. Landlord’s monthly average cost rate, as defined above, for kwh and for kw shall be applied to Tenant’s electricity consumption and demand as measured by the above-mentioned submeters, for the relevant billing period.

(B) Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect but not more often than monthly and shall contain sufficient detail and calculations to explain the same, and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after the rendering of such bill.

(C) Wherever reference is made in this Article to rate(s) or charge(s) of the public utility supplying electricity to the Building or to increases in such rates or charges, the words rates or charges shall be deemed to include without limitation, any and all (including any new or additional): (i) kilowatt hours or energy charge; (ii) kilowatts of demand charge; (iii) fuel adjustment charge; (iv) transfer adjustment charge; (v) utility tax; (vi) sales tax, and (vii) any and all other charges and taxes required to be paid by Landlord to the utility company.

Section 4.3. Tenant, at Tenant’s option, shall purchase from Landlord all lighting tubes, lamps, bulbs and ballasts used in the Premises, and Tenant shall pay to Landlord Landlord’s reasonable charges for providing and installing the same, as Additional Rent.

Section 4.4. Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including the Premises), and Tenant shall not have the right to select the same or participate in the selection of the same, except and to the extent that any Laws mandate that Tenant have any such right(s). Any such new electric service provider shall charge electric rates that are then competitive with the then existing electric service provider to the Building and shall have sufficient electrical capacity available to satisfy Landlord’s requirements to Tenant under Section 4.1 of this Lease.

Section 4.5. Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time upon not less than sixty (60) days’ notice to Tenant provided that Landlord shall not exercise such right unless it discontinues furnishing electricity to the entire office portion of the Building. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord voluntarily discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord’s expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the electric service provider for the Building. If, on the other hand, Landlord is required by any Laws to discontinue furnishing electric energy to Tenant and to all the other office space in the Building, Tenant shall reimburse Landlord promptly upon demand for Tenant’s Share of the cost incurred by Landlord in making such changes in the Building panel boards, feeders, risers, wiring and other conductors and equipment in order to permit Tenant to obtain electric energy directly from the electric service provider for the Building. Notwithstanding the foregoing in no event shall Landlord discontinue furnishing electric energy to the Premises until Tenant, acting reasonably, has made arrangements to and is receiving electric energy from another source.

Section 4.6. From time to time, Tenant shall conduct routine maintenance on the lighting fixtures, air-conditioning equipment, Supplemental AC Systems and appliances serving the Premises in order to maintain energy efficiency. To that end, Tenant shall ensure that energy-efficient settings are enabled on all computers and other equipment to the maximum extent reasonably feasible and shall turn off equipment at the power point during periods when it is expected that same will not be in use, such as during holidays, weekends and vacations. At no material cost to Tenant, Tenant shall undertake commercially reasonable efforts to arrange and require its employees working in the Premises to participate in annual training regarding energy savings. At no material cost to Tenant, Tenant shall cooperate with Landlord in conducting energy savings audits and shall participate in Landlord-sponsored training programs regarding energy savings.

ARTICLE 5

USE AND OCCUPANCY

Section 5.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.

Section 5.2. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except for the preparation, dispensing and consumption of food by Tenant’s employees who work in the Premises and for Tenant’s invitees), (6) for the sale of food to any Persons, (7) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed by Tenant), (8) as a barber shop, beauty salon or manicure shop, (9) intentionally omitted, (10) as offices of any public utility company, (11) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (12) for health care activities, (13) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (14) as reservation centers for airlines or travel agencies, (15) for retail or manufacturing use, (16) as studios for radio, television or other media, (17) for offices of a real estate brokerage firm, or (18) for any obscene or pornographic purpose or any sort of commercial sex establishment or for exhibition to the public of any obscene or pornographic materials. For purposes of the preceding clause (18), “pornographic” shall mean that the material or purpose has prurient appeal or relates, directly or indirectly, to lewd or prurient sexual activity and “obscene” shall have the meaning ascribed thereto in New York Penal Law Section 235.00. Furthermore, the Premises shall not be used in any manner that would, in Landlord’s reasonable judgment, create unreasonable or excessive elevator or floor loads, impair or interfere (except to a de minimis extent) with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, or interfere (except to a de minimis extent) with the use of the other areas of the Building by any other tenants.

ARTICLE 6

ALTERATIONS

Section 6.1.

(A) Tenant, upon at least ten (10) days written notice to Landlord, but without obtaining Landlord’s consent, may make Alterations which are purely decorative in nature such as painting, carpeting, wall covering, and the like (such Alterations, hereinafter “Decorative Alterations”). Tenant shall not make or permit to be made any other Alterations without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (1) with the exception of Landlord designated areas for Tenant’s exterior ground floor signage (which shall be governed by the provisions of Article 31). the outside appearance of the Building shall not be affected; (2) the structural integrity of the Building shall not be affected; (3) except as otherwise expressly provided in this Lease, no part of the Building outside of the Premises shall be affected; and (4) the proper functioning of the Building Systems shall not be affected. Reference is made to Schedule B annexed to this Lease, which contains the Building Rules and Regulations for Construction Work applicable to the Building, which is incorporated by reference in this Lease. Landlord reserves the right to make reasonable changes and additions to the Building Rules and Regulations for Construction Work upon fifteen (15) days’ prior notice to Tenant, provided however, that such changes or additions shall not (i) conflict with the express provisions of this Lease, (ii) be discriminatorily applied to Tenant or (iii) materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease.

(B) (1) Prior to making any Alterations (including the Initial Alterations), Tenant shall, at Tenant’s expense, (i) other than with respect to Decorative Alterations, submit to Landlord three (3) sets of blue lines of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Laws for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) obtain all permits, approvals and certificates required by any Government Authorities, and (iii) furnish to Landlord certificates evidencing worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, and as otherwise specified in Schedule G annexed to this Lease, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Notwithstanding the foregoing, Tenant shall submit Tenant’s plans and specifications to applicable Government Authorities in such format as may be required by such Government Authorities. Within thirty (30) days after completion of such Alteration or as soon thereafter as reasonably practicable, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations, in AutoCad, Release 14 format (or such updated format then in use), either on a 3 1/2” disk or CD Rom, or such other format as shall from time to time be reasonably designated by Landlord. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Laws and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be of quality equal to tenant space finishes generally used in the Building, and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, except for Decorative Alterations, any Alteration for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of One Hundred Fifty Thousand ($150,000.00) Dollars and requires a building permit, shall be performed only under the supervision of a licensed architect selected by Tenant.

(2) Landlord shall respond to the proposed plans and specifications referred to in Section 6.1(B)(1)(i) within ten (10) Business Days after submission (and within five (5) Business Days after any resubmission), but Landlord shall have no liability to Tenant by reason of Landlord’s failure to respond within such time period. If Landlord shall fail to respond within such time period, however, Landlord’s approval of such plans and specifications shall be deemed granted, provided that Tenant shall have sent Landlord a second request for approval containing the following language in bold print: “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED PLANS AND SPECIFICATIONS. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE” and Landlord shall have failed to respond within such time period. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Laws or otherwise.

(3) Landlord approves the installation by Tenant, at its expense, of one or more new internal staircases between contiguous floors comprising the Premises, subject to (a) Landlord’s approval of Tenant’s plans and specifications for such Alterations in accordance with the provisions set forth in Section 6.1(B)(1) and (b) Tenant’s compliance with the other provisions of this Article 6, provided that, except as set forth in Section 6.1(C) below, Tenant, at Tenant’s expense and in accordance with the provisions of this Article 6, shall without the need for a further notice from Landlord (x) remove such internal staircases at the end of the Term, (y) seal the penetration(s) and restore the slab(s) where such staircases were removed so that such slab(s) has (have) the same structural integrity that existed prior to the installation of the staircase and (z) repair any damage caused by such removal, all in accordance with Section 6.1(C).

(4) Subject to Tenant’s compliance with the terms and conditions of this Article 6, including, without limitation, compliance with all applicable Laws, Tenant may, at its sole cost and expense, install adequately-sized louvers for proper ventilation and to access fresh air in locations approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned (which approval shall not constitute a representation by Landlord that such locations are in compliance with Laws).

(C) Except as otherwise provided in the Rules and Regulations and Building Rules and Regulations for Construction Work, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not unreasonably interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate. All Alterations shall become a part of the Building and shall be Landlord’s property from and after the expiration or earlier termination of this Lease. Notwithstanding the foregoing, however, Landlord, at the time it approves Tenant’s plans and specifications, may require Tenant to remove any structural Alterations or Alterations which are in excess of standard office installations such as kitchens, cafeterias, vaults, sloping, terraced or raised floors, Tenant installed internal staircases and other slab penetrations, fire suppression or uninterrupted power supply systems, satellites, antennas, dumbwaiters, and other improvements of a similar nature (the “Specialty Alterations”), and in such case, Tenant shall remove the Specialty Alterations in accordance with such request and repair and restore in a good and workmanlike manner to the condition existing prior to such installation (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Without limiting the foregoing provisions, upon the Fixed Expiration Date or the earlier termination of the Term, Tenant shall (i) remove all wiring and cabling from the raceways and conduits located in the Premises installed by Tenant to the extent such removal is mandated by Law, (ii) remove Tenant’s signage and (iii) remove any improvements to the Terrace to the extent required under Article 40. In no event shall Tenant be required to remove any leasehold improvements, including internal staircases (or replacements to existing internal staircases in the same location as such existing internal staircases), existing in the Premises on the Commencement Date, except that, if the estimated cost to remove and restore any proposed replacement of an existing internal staircase would exceed, other than to a de minimis extent, the cost to remove and restore the existing staircase, then Tenant’s removal and restoration obligation shall be governed by Section 6.1(B)(3) above. Landlord shall notify Tenant if the foregoing provision is relevant at the time it reviews Tenant’s plans and specifications with respect to such replacement staircase. All Tenant’s Property shall remain the property of Tenant and, on or before the Fixed Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant’s option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner to the condition existing prior to such installation (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

(D) (1) All Alterations shall be designed and performed, at Tenant’s sole cost and expense (but subject to the Tenant Improvement Allowance), by consultants, contractors and subcontractors selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and, if Tenant so elects, under the supervision of a construction or project manager approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Prior to making any subsequent Alteration, at Tenant’s request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant shall enter into a contract with any contractor set forth on the list, within six (6) months after Landlord shall furnish Tenant with such list, Tenant shall not be required to obtain Landlord’s consent to such contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord notifies Tenant that such contractor has been removed from the list. In furtherance of the foregoing, a list of contractors and subcontractors approved to perform work in the Building as of the date of this Lease is annexed hereto as Schedule K. Landlord approves the following architect, MEPS engineer and contractors in connection with the performance by Tenant of the Initial Alterations: Gensler, Adelhardt Construction Corporation, JRM Construction Management, Structure Tone, ACC Construction Corp., ICON Interiors, Inc., Americon Construction, Inc., Henegan Construction Co. Inc., Turner Construction Company, ADCO Electric, Unity Electrical, BP Air, Marlin Mechanical and WSP¡ Flack + Kurtz.

(2) Notwithstanding the foregoing, with respect to any structural Alterations and/or Alterations affecting the sprinklers or the Class E System of the Building, (i) Tenant shall employ Landlord’s or the Manager’s designated contractor, and (ii) the Alteration shall, at Tenant’s expense, be designed by either Landlord’s or the Manager’s engineer. In addition, Tenant shall employ Landlord’s or the Manager’s designated expediter, which, as of the date of this Lease, is Brookbridge Consulting Services, Inc., with respect to any filings with, or other submissions to, applicable Government Authorities in connection with any of Tenant’s Alterations.

(3) Tenant shall be responsible for the installation and maintenance of all fire alarm devices within the Premises. Final connection to the base Building System for life safety shall be performed by Landlord’s fire alarm vendor (which, as of the date of this Lease, is Madison Service Corporation), at Tenant’s expense. Landlord’s fire alarm vendor must be contracted directly by Tenant or Tenant’s general contractor for the performance of such work. At no time shall Landlord’s fire alarm vendor be subcontracted by Tenant’s electrician. All installations of fire alarm devices must be approved by the New York City Department of Buildings (the “Building Department”) and the New York City Fire Department (“FDNY”). Any so-called “Letters of Defect” issued by the Building Department or FDNY must be promptly and diligently corrected, and so-called “Letters of Approval and Completion” must be obtained by Tenant within forty-five (45) days after Tenant’s fire alarm devices shall have been installed and connected to the base Building System for life safety.

(4) All sprinklers, including without limitation, any pre-action panels installed in the Premises, must be installed in compliance with all Requirements (including without limitation, the NYC Code), at Tenant’s cost and expense. Prior to FDNY inspection, Tenant shall cause all new sprinkler installations to be hydrostatically tested (it being agreed that arrangements for such testing must be upon notice to and coordinated with Landlord).

(E) (1) Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within thirty (30) days after Tenant becoming aware that such lien has been filed, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2) If Tenant shall fail to discharge such mechanic’s lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

(3) Any amount paid by Landlord for any of the aforesaid charges and for all reasonable expenses of Landlord (including, but not limited to, attorneys’ fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the Applicable Rate, shall be repaid by Tenant within thirty (30) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

(F) (1) All Alterations made by Tenant shall meet all applicable energy savings and/or energy efficient building code requirements. If there is a conflict between the building code requirements and those set forth in this Lease, the requirements calling for higher energy savings and efficiency shall apply.

(2) Tenant may only install in the Premises Energy Star rated appliances, including dishwashers, refrigerators, vending machines and water coolers, and Energy Star rated office equipment, including computers, monitors, printers, faxes and scanners.

(3) Tenant shall ensure that any lighting installed by Tenant in the Premises complies with ASHRAE Standard 90.1 2004 by either the space by space or building area method, including the following:

(i) Tenant shall use compact fluorescents or light emitting diodes in place of incandescent and halogen bulbs for accent lighting and down lighting. Alternative lighting with energy efficiencies equal to or greater than compact fluorescents may also be used.

(ii) High efficiency electronic ballasts shall be considered for fluorescent tubes. Fluorescents tube fixtures and down lighting fixtures shall also have interior reflective surfaces where possible.

(4) Tenant shall install timers, dimmers or programmable lighting controls throughout the Premises, as follows:

(i) All lighting installed by or on behalf of Tenant shall be controlled by occupancy or motion sensors arranged to control open plan office areas of 1,000 square feet or less and within all individual offices, conference rooms and general use rooms.

(ii) In connection with lighting installed by or on behalf of Tenant, Tenant shall provide capacity to adjust light levels in all areas where natural light is available. In addition to occupancy or motion sensors, the zone extending from all glazed perimeter walls shall be additionally controlled by light level sensors coordinated with the occupancy or motion sensors and connected to dimmers adjusted to maintain appropriate office lighting levels at desk surface levels.

(5) To the extent feasible, Tenant shall locate refrigeration and other heat-generating equipment where such equipment can be adequately ventilated, and also shall locate refrigerators in an area of the Premises that is not within direct sunlight or near another heat source.

Section 6.2. In the case of Alterations costing in excess of Two Hundred Thousand ($200,000.00) Dollars (except for Decorative Alterations and the Initial Alterations, which shall include any Alterations to prepare any Offer Space leased by Tenant for its initial occupancy), Tenant shall pay to Landlord a fee (the “Alteration Fee”) equal to five (5%) percent of the hard construction cost thereof. Such Alteration Fee or any portion thereof shall be paid by Tenant to Landlord within thirty (30) days after demand therefor. In addition, Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for any reasonable, actual, third-party out-of-pocket expense incurred by Landlord for (x) reviewing the plans and specifications for, and/or (y) inspecting the progress of completion of, any Alterations (including, without limitation, the Initial Alterations).

Section 6.3. Landlord, at Tenant’s expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Laws shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense for which is it not reimbursed by Tenant, or liability in connection therewith.

Section 6.4. Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within sixty (60) days after the completion of such Alterations.

Section 6.5.

(A) Provided that no monetary or material, non-monetary Event of Default shall have occurred and then be continuing, subject to the conditions set forth below, Landlord shall pay to Tenant the Tenant Improvement Allowance in connection with the Alterations (the “Initial Alterations”) to be made by Tenant for Tenant’s initial occupancy of the Premises, including (x) the cost of purchasing the AC Unit and having it delivered to the Premises and (y) the installation by Tenant of two new restrooms on each floor of the Premises and one ADA- compliant unisex restroom on each floor of the Premises in the locations shown on the plans annexed as Schedule A, and a water heater to furnish hot water to such restrooms, which restrooms shall be installed in compliance with the provisions of Article 6 of this Lease, including all Laws (including, without limitation, New York City Local Law 58) (the “Restroom Work”), up to a maximum amount not to exceed the amount set forth in the Reference Page for those costs and expenses directly incurred by Tenant in connection with the actual costs of construction of the Initial Alterations, as shown on the approved plans and specifications referred to in Section 6.1 for such Initial Alterations. For purposes of the preceding sentence, actual costs of construction shall include both so called “hard” construction costs and so called “soft” costs for Tenant’s architectural, design, engineering, permit and filing fees and voice and data cabling design (not including the cabling itself) (collectively, “Soft Costs”), provided that Landlord shall not be obligated to fund more than fifteen (15%) percent of the Tenant Improvement Allowance for Soft Costs. Notwithstanding anything to the contrary set forth herein, the Tenant Improvement Allowance shall not be used for telephone systems, computer systems, furniture or decorations (other than carpeting, wall coverings and window blinds). Tenant shall submit to Landlord a line item budget (for Landlord’s review and approval) setting forth estimated construction costs in detail prior to commencement of the Initial Alterations. Notwithstanding anything to the contrary contained in this Article 6, Tenant has committed to spend at least $1,000,000 for the cost of the Restroom Work, which Restroom Work shall be reflected in the plans and specifications delivered to Landlord for its approval pursuant to Section 6.1(B)(1) above, and which cost shall be reflected in reasonable detail in the budget submitted to Landlord pursuant to the preceding sentence. Tenant acknowledges that Landlord has relied upon such commitment in agreeing to the foregoing Tenant Improvement Allowance. Accordingly, Tenant confirms that Landlord shall be acting reasonably in disapproving Tenant’s plans and specifications and budget for the Initial Alterations if such materials do not demonstrate that the cost of the Restroom Work shall be at least $1,000,000.

(B) (i) Provided that no monetary or material, non-monetary Event of Default shall have occurred and then be continuing, Landlord shall reimburse Tenant for the actual costs of construction of the Initial Alterations (up to the amount of the Tenant Improvement Allowance), from time to time (but not more frequently than monthly), pari passu, based upon the percentage of completion of the Initial Alterations (subject to the Retainage (as hereinafter defined)), provided further that Landlord shall have received from Tenant: (a) proper receipts marked “paid” and original unconditional lien waivers for the applicable portion of the Initial Alterations from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the supply of materials used in connection with the Initial Alterations for whom reimbursement is requested, evidencing that Tenant has spent the amount claimed on authorized hard cost improvements to the Premises (and/or on Soft Costs incurred in connection with such improvements, provided that Soft Costs may not account for more than fifteen (15%) percent of the Tenant Improvement Allowance); (b) the percentage of the Initial Alterations completed as of the date of the certificate; (c) an original executed certificate from Tenant’s independent licensed architect stating that, in his or her opinion, such portion of the Initial Alterations for which reimbursement is requested has been completed and all work in connection therewith has been performed in a good and workmanlike manner and in accordance with Tenant’s plans and specifications, and (d) a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Tenant Improvement Allowance being requested, along with a sworn statement by Tenant that the amount claimed is for reimbursement to the listed parties.

(ii) Subject to the terms and conditions set forth in this Section 6.5, within thirty (30) days after the last to occur of (A) Tenant’s request for the final installment of the Tenant Improvement Allowance, (B) completion of the Initial Alterations in accordance with the terms hereof, (C) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the supply of materials used in connection with the Initial Alterations, and (D) satisfaction of all of the conditions set forth above in this Section 6.5 (including, without limitation, an architect’s certificate as required pursuant to Section 6.5(B)(i)(c) and obtaining all required sign-offs by Government Authorities and closing of permits), Landlord shall fund the balance of the Tenant Improvement Allowance which had been retained, which shall be ten percent (10%) of the amount of each requisition (the “Retainage”).

(iii) It is expressly understood and agreed that (a) in the event the cost of the Initial Alterations exceeds the Tenant Improvement Allowance, Tenant shall be responsible to pay all of such excess costs and expenses, and (b) Tenant shall complete the Initial Alterations, whether or not the Tenant Improvement Allowance is sufficient to fund such completion.

(C) Notwithstanding anything to the contrary contained in this Section 6.5, if, at the time payment of any installment of the Tenant Improvement Allowance is required to be made, Tenant is in arrears in the payment of Fixed Rent or Additional Rent, then Landlord may, after furnishing Tenant with ten (10) days’ advance notice, which is not paid by Tenant within such ten (10) day period, offset the amount of such arrearages against such portion of the Tenant Improvement Allowance as shall then be due from Landlord under this Section 6.5.

(D) In no event shall the aggregate amount paid by Landlord to Tenant ever exceed the amount of the Tenant Improvement Allowance. If the costs and expenses for the Initial Alterations are less than the amount of the Tenant Improvement Allowance, or if Tenant has not submitted a request for final payment of the Tenant Improvement Allowance within 36 months following the Commencement Date (with time being of the essence), Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

Section 6.6. Provided Landlord shall advise Tenant in advance of the identity of such persons and/or entities, Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

ARTICLE 7

REPAIRS: FLOOR LOAD

Section 7.1. (A) Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein (including, without limitation, the AC Unit and any Supplemental AC System serving the Premises) and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building Systems and/or other items not set forth in the prior sentence. The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appurtenances (including the Terrace and Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant’s Property or caused by or resulting from any act or omission of, or Alterations made by, Tenant or Persons Within Tenant’s Control, shall be repaired by Tenant, at Tenant’s sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant’s sole cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in Manhattan and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after ten (10) Business Days notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to commence to make repairs required to be made by Tenant, the same may be made by Landlord, at the reasonable expense of Tenant, and the reasonable expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building Systems located in, servicing or passing through the Premises.

(B) In addition to the requirements set forth in Section 7.1(A), Tenant shall perform such maintenance and testing of Tenant’s (x) fire alarm devices and (y) sprinkler devices as shall be required pursuant to all applicable Requirements (including, without limitation, the NYC Fire Code). Scheduling of such maintenance and testing must be performed upon notice to and coordination with Landlord. If Tenant shall fail to so maintain its fire alarm devices and the same shall result in unnecessary or unwarranted activation of Tenant’s fire alarm devices and/or any fines or other charges, Tenant shall pay any such fines or other charges imposed on Landlord or the Building in connection therewith upon demand, as Additional Rent. If Tenant shall fail to so maintain its sprinkler devices and the same shall result in any fines or other charges imposed on Landlord or the Building in connection therewith, Tenant shall pay the same upon demand, as Additional Rent.

Section 7.2. Tenant shall not place a load upon any floor of the Premises which exceeds the per square foot “live load” that such floor was designed to carry, as set forth in the certificate of occupancy annexed to this Lease. Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, and Tenant shall make payment to Landlord of Landlord’s costs in connection therewith (if such move is not part of an Alteration). If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling (as reasonably determined by Landlord), Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Section 7.3. Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the common areas and other public portions of the Building, both exterior and interior (including, but not limited to, the roof, and shall keep the Premises free of leaks and seeping water, except to the extent such leaks and seeping water are caused by Tenant’s negligence or willful misconduct, or Tenant’s use of the Terrace or roof, or caused by third party tenants) in conformance with standards applicable to first class office buildings comparable to, and located in, the vicinity of the Building and otherwise to maintain such Building Systems, common areas and other public portions of the Building in good condition and good working order, except for those repairs for which Tenant is expressly responsible pursuant to any other provision of this Lease. In no event shall Landlord be obligated to repair any existing improvements on the Terrace or improvements made by Tenant to the Terrace, the Terrace being delivered in “as is” condition pursuant to Article 40 of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to the Building and the Premises and use and occupancy of the Premises in making any repairs, alterations, additions or improvements and at all times shall act promptly and reasonably under the circumstances; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements, except that Landlord, at its expense, shall employ contractors at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that (i) results in material interference with Tenant’s reasonable access to the Building or the Premises, (ii) materially and adversely affects Tenant’s use and occupancy of the Premises or (iii) poses an imminent threat to the health or safety of any occupants of the Premises. In all other instances, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, an amount equal to the excess costs above regular pay rates (including fringe benefits) incurred by Landlord by reason of compliance with Tenant’s request. Except as expressly provided in this Lease (including, without limitation, pursuant to Section 28.3(B) hereof), there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment. Landlord, at its sole cost and expense but subject to the release and waiver of subrogation provisions of this Lease, shall promptly repair any damage to the Premises or Tenant’s Alterations caused by Persons Within Landlord’s Control in the performance of any repair, change or alteration to the Building or due to the negligence or willful misconduct of Persons Within Landlord’s Control.

ARTICLE 8

WINDOW CLEANING

Section 8.1. Tenant shall not clean nor authorize any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord shall clean the exterior windows of the Premises in accordance with the cleaning specifications annexed hereto as Schedule H.

ARTICLE 9

REQUIREMENTS OF LAW

Section 9.1. Tenant shall not knowingly do, and shall not permit Persons Within Tenant’s Control to knowingly do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations (structural or otherwise) necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises made by Tenant, or (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere office use), or (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant’s Control, or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation” within the meaning of the ADA, in which event Tenant’s obligation to perform any Alteration by reason of this clause (v) shall apply only to the Premises. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall comply with all Laws with respect to all restrooms on any full floor of the Premises (whether or not any such restroom is existing as of the date of this Lease and whether or not Tenant has retrofitted or altered the same) and with respect to all elevator lobbies serving any full floor of the Premises (whether or not Tenant has retrofitted or altered any such elevator lobby); such compliance shall include the making of any Alterations that may be required by any Laws.

Section 9.2. Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage,

treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos-containing materials (“ACM”), PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord’s request, affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. Notwithstanding anything to the contrary contained in this Section 9.2 or elsewhere in this Lease, Tenant shall have no responsibility or liability with respect to any Hazardous Materials existing in the Premises on the Commencement Date or for any Hazardous Materials not introduced into the Premises or the Building by Tenant or Persons Within Tenant’s Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

Section 9.3. Landlord shall promptly send Tenant a copy of any notice Landlord receives from a Government Authority with respect to a violation of Requirements applicable to the Premises. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Building or the Premises, Tenant shall give prompt notice thereof to Landlord.

Section 9.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 9.5. Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the

Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord’s estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

Section 9.6. In connection with the performance of Landlord’s Work, Landlord shall remove, treat or encapsulate, in accordance with applicable Laws, at its expense, any ACM existing in the Premises, so long as such ACM require removal, treatment and/or encapsulation to be in compliance with Laws.

Section 9.7. Landlord shall comply with all Laws which shall impose a duty on Landlord or Tenant with respect to the Real Property with which Tenant is not obligated to comply, if and solely to the extent that such non-compliance by Landlord prevents or materially impairs Tenant from performing work (including, without limitation, any Alterations) or using, occupying or accessing the Premises for its normal business operations.

ARTICLE 10

SUBORDINATION

Section 10.1. Subject to Section 10.7, this Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any reasonable document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination provided the document contains appropriate language of non-disturbance. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or adversely affect the rights or obligations of Tenant under this Lease and/or the obligations of the Landlord (except in a de minimis manner), Tenant shall make such modifications.

Section 10.2. If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant shall attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:

(1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord); or

(2) subject to any defense, abatement, or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

(3) bound by any payment of Rental which Tenant might have paid for more than one month in advance of its due date to any prior landlord (including, without limitation, the then defaulting landlord); or

(4) accountable for any monies deposited with Landlord (including security deposits), except to the extent such monies are actually received by such owner, Lessor or Mortgagee, or

(5) bound by any surrender or termination of this Lease (other than as expressly provided for in this Lease) made without the consent of such owner, Lessor or Mortgagee, or any amendment or modification of this Lease made without the consent of such owner, Lessor or Mortgagee, other than those amendments or modifications entered into as a result of Tenant’s exercise of the Renewal Option contained in this Lease, provided such amendments or modifications contain no changes to this Lease other than those expressly related to such option as set forth in this Lease; or

(6) bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 7, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 13, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 14.

The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, reasonable agreements in confirmation of the foregoing provisions of this Section 10.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 10.3. Intentionally Omitted.

Section 10.4. At any time and from time to time within ten (10) Business Days after notice to Tenant or Landlord given by the other, or to Tenant given by a Lessor or Mortgagee, Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord, Lessor or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any Tenant default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee of Tenant.

Section 10.5. In the event of a default by Landlord under this Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease, Tenant shall not exercise such right until Tenant has given written notice of such default, act or omission to the Lessor or Mortgagee of which Tenant has been supplied the proper notification information and the Lessor or Mortgage has failed to cure the default, act or omission giving rise to the cancellation or termination within the time period as Landlord may be entitled to under this Lease plus a reasonable additional period, not to exceed sixty (60) days.

Section 10.6. Landlord represents and warrants that as of the date of this Lease there is no Superior Lease or Mortgage affecting the Real Property.

Section 10.7. Landlord shall obtain from the holder of any future Mortgage or the Lessor under any future Superior Lease a non-disturbance agreement in recordable form that provides in substance that, so long as Tenant shall not then be in default in the performance of any of its obligations under this Lease beyond any period provided for herein for the cure of such default, Tenant’s possession of the Premises in accordance with this Lease shall not be disturbed by such person giving the non-disturbance agreement or any successor or purchaser at a foreclosure sale (as the case may be) which shall succeed to the rights of Landlord under this Lease. Such agreement shall be in such form as is customarily used by the Mortgagee or Lessor, provided that the same shall be consistent with the provisions of this Article 10 and otherwise commercially reasonable. Landlord shall not be obligated to incur any costs (except customary processing and legal fees) or to institute litigation to obtain such non-disturbance agreement. The provisions of any non-disturbance agreement entered into by Tenant and a Mortgagee or Lessor shall supersede any conflicting provisions in this Article 10.

ARTICLE 11

RULES AND REGULATIONS

Section 11.1. Tenant and Persons Within Tenant’s Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

ARTICLE 12

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 12.1.

(A) No Tenant shall entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property or for interruption of Tenant’s business, however caused, including but not limited to damage caused by other tenants or persons in the Building. Landlord shall not be liable for any latent defect in the Premises or in the Building. The foregoing is not intended to relieve Landlord from liability resulting from the negligence or willful misconduct of Person Within Landlord’s Control, subject to the provisions of Section 12.5 and Section 39.10.

(B) If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant’s obligations hereunder nor constitute an eviction.

(C) Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property.

Section 12.2. Tenant shall not do or authorize to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”); and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or authorize anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease. Landlord represents that the mere use of the Premises for the Permitted Use (as distinguished from the manner of such Permitted Use) will not cause any increase in the rate of premiums for any Building Insurance.

Section 12.3. If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

Section 12.4.

(A) Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance in a form approved in New York State (including broad form property damage coverages and coverage for contractual liability recognizing the indemnity provisions of this Lease and protecting the Indemnitees as required, whether or not Tenant is negligent or otherwise responsible for the additional insured’s loss, liability or expense). The limits of liability shall be not less than Five Million and 00/100 ($5,000,000.00) Dollars per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than One Million and 00/100 ($1,000,000.00) Dollars per occurrence and Two Million and 00/100 ($2,000,000.00) Dollars general aggregate, and an excess (or “Umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between Five Million and 00/100 ($5,000,000.00) Dollars and the amount of the primary policy. Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease, whether or not Tenant is negligent or otherwise responsible for the additional insured’s loss, liability or expense. All said policies of insurance shall be written as

“occurrence” policies with general aggregate limit provided on a “per location” basis. Whenever in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within thirty (30) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense, provided that such additional coverage is then generally being required of all other tenants in the Building and of tenants in comparable office buildings in the vicinity of the Building.

(B) Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term:

(i) “Special Form” (formerly known as “All Risk”) insurance, with deductibles in an amount reasonably satisfactory to Landlord, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant’s occupancy, and Tenant’s Property. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant’s Property;

(ii) Workers’ compensation and occupational disease insurance, employee benefit insurance or any other insurance in the statutory amounts required by the laws of the State of New York with broad form all-states endorsement, and employer’s liability insurance with a limit of One Million and 00/100 ($1,000,000.00) Dollars for each accident; and

(iii) Business interruption insurance (including “Extra Expense”) fully compensating for the amount of Fixed Rent, Additional Rent and other charges owed to Landlord by Tenant for a period of not less than twelve (12) months. The coverage shall be “All Risk” as stated in clause (i) above.

(C) All policies of insurance shall be: (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by reputable and independent insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “13”, and which are licensed to do business in the State of New York. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord the policies or certificates of insurance and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any Lessors and Mortgagees prior written notice thereof.

(D) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

Section 12.5.

(A) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant’s Alterations, leasehold improvements and Tenant’s Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building (provided such other tenant(s) also maintain insurance policies with similar clauses for the benefit of Tenant) in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant’s rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.5 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

(B) The waiver of subrogation referred to in Section 12.5(A) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.5 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

Section 12.6. Landlord shall maintain and keep in full force and effect, with reputable insurance companies licensed to do business in the State of New York, commercial general liability insurance and “all risk” insurance on the Building, all containing such coverages and exclusions, and in such amounts, as maintained by prudent owners of other buildings comparable to the Building, and located in the Midtown South, Hudson Square or Tribeca submarkets of Manhattan.

ARTICLE 13

DESTRUCTION BY FIRE OR OTHER CAUSE

Section 13.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, but in no event shall Landlord be obligated to repair any damage to or to restore any of Tenant’s leasehold improvements or Alterations, whether initially installed by Landlord or Tenant. Tenant shall repair and restore in accordance with Article 6 and with reasonable dispatch all leasehold improvements and Alterations made by or for Tenant in the Premises. If the Premises, or any part thereof, shall be rendered untenantable or Tenant shall be denied reasonable access thereto, by reason of such damage, then the Fixed Rent and the Additional Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable or to which Tenant does not have reasonable access), shall be abated for the period from the date of such damage to the date which is the earlier of (i) 90 days after the date when the repair of such damage shall have been substantially completed and (ii) the date when Tenant again occupies the damaged portion of the Premises for the conduct of its business. Notwithstanding any provisions contained in this Lease to the contrary, there shall be no abatement with respect to any portion of the Premises which has not been so damaged and which is reasonably accessible. Landlord’s determination of the date when the Premises are tenantable shall be controlling unless Tenant disputes the same by notice to Landlord given within ten (10) Business Days after such determination by Landlord, and pending resolution of such dispute, Tenant shall commence the payment of the Fixed Rent and the Additional Rent that had been abated, as of the date specified by Landlord. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

Section 13.2. Neither Landlord or Tenant shall be liable to the other for any inconvenience or annoyance to or injury to the business of the other resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant’s Property, Tenant’s Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable and/or legally permitted remove any and all of Tenant’s Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant’s Property, Landlord may discard the same after giving Tenant ten (10) Business Days prior notice of the same or may remove Tenant’s Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand.

Section 13.3.

(A) Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2 above, in the event that:

(i) at least one-third of the rentable square feet of the Building shall be damaged by fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by fire or other casualty and without regard to the structural integrity of the Building), provided that Landlord shall also be terminating leases in the Building which including the Premises, cover at least 70% of the rentable area of the office space in the Building; or

(ii) there shall be any damage to the Premises within the last year of the Term wherein the cost of repair exceeds an amount equal to three (3) monthly installments of Fixed Rent,

then Landlord may, in its sole and absolute discretion in the circumstances described in clauses (i) and (ii), and Tenant may, in its sole and absolute discretion in the circumstances described in clause (ii) only, terminate this Lease and the term and estate hereby granted, by notifying the other party in writing of such termination within one hundred twenty (120) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.

(B) Notwithstanding anything to the contrary contained in this Section 13.3, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds nine (9) months, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant’s receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the sixtieth (60th) day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date. If (i) Tenant shall not have exercised its right to terminate this Lease pursuant to this Section 13.3(B), but the damage shall not have been repaired by the date set forth in such estimate (subject to extension due to Landlord Unavoidable Delay for up to sixty (60) days), or (ii) the period to repair in such estimate is nine (9) months or less, but the damage shall not have been repaired within twelve (12) months after the date of the casualty (subject to extension due to Landlord Unavoidable Delay for up to 60 days), Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following the period set forth in such estimate for completion (where the same exceeds nine (9) months in the circumstances contemplated in clause (i) or following such twelve (12) month period (where the period set forth in such estimate for completion was nine (9) months or less, in the circumstances contemplated in clause (ii)), unless prior to the giving of such notice, Landlord shall have Substantially Completed such repair.

Section 13.4. Except as may be provided in Section 12.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord’s insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be criminally liable in such respect.

Section 13.5. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

Section 14.1. If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant’s Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a sixty (60) day notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned contains more than thirty (30%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable access to the Premises (excluding the Terrace), Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a sixty (60) day notice of termination of this Lease. If any such sixty (60) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said sixty (60) days with the same effect as if the date of expiration of said sixty (60) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations, Tenant’s leasehold improvements and Tenant’s Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 14.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 14.2 shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, and for any moving expenses.

Section 14.3. If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

(A) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that if, by reason of such acquisition or condemnation, changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 14.1; or

(B) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant’s share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (1) above; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease expires prior to the restoration of the Premises.

ARTICLE 15

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 15.1. Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed to the form of Tenant’s “flyer” or other advertisement.

Section 15.2. If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord, provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee, during its occupancy, as a fee for such use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord’s consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

Section 15.3.

(A) For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving the tenant, subtenant and/or its parent (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed “affiliates” of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the “over-the-counter market” or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or such tenant’s or subtenant’s parent, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, or such tenant’s or subtenant’s parent, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, or such tenant’s or subtenant’s parent, in a single transaction or a series of related or unrelated transactions involving the tenant, subtenant and/or its parent, resulting in a change in the legal or beneficial ownership of such tenant, subtenant or parent so that the shareholders or members of such tenant, subtenant or parent existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such entity, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees (x) to furnish to Landlord on request at any time such information as Landlord may reasonably request that Tenant has not violated the provisions of this Article 15 and (y) upon Landlord’s request, to request from any previously permitted subtenant such information that Landlord may reasonably request that such subtenant has not violated the provisions of this Article 15.

(B) The provisions of clauses (a), (c) and (d) of Section 15.1, Section 15.3(A), Section 15.4(B), Section 15.5 and Section 15.6 shall not apply to (and Landlord’s consent shall not be required for) (i) a change in ownership of Tenant as a result of a merger, consolidation or reorganization or the sale of substantially all of Tenant’s assets or membership interests (provided such merger, consolidation, reorganization or transfer of assets or membership interests is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant at the time of execution of this Lease); (ii) the sale, exchange, issuance or other transfer of Tenant’s stock on a national stock exchange; or (iii) the assignment of this Lease or sublease of all or any portion of the Premises to, or the use of the Premises by, an entity which controls, is controlled by or is under the common control of Tenant. Tenant shall notify Landlord before any such transaction is consummated, unless such prior notice violates any securities laws or regulatory or confidentiality requirements applicable to Tenant, in which event Tenant shall notify Landlord promptly after Tenant is permitted to do so.

(C) The term “control” as used in this Article 15 shall mean either (a) (i) in the case of a corporation, ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, ownership of more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, ownership of more than fifty (50%) percent of the membership interests of such limited liability company or (b) the possession of power to direct or cause the direction of the management and policy of such entity, whether through the ownership of voting securities, by statute, by contract or otherwise, provided that the Person in possession of such power also owns, directly or indirectly, at least 25% of the equity interests in such entity.

Section 15.4.

(A) If Landlord shall not exercise its rights pursuant to clause (x) or clause (y) of Section 15.4(B), Landlord shall not unreasonably withhold, condition or delay its consent to a proposed subletting of the Premises, or an assignment of this Lease, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 15.4 to the Premises shall, unless the context otherwise requires, refer to such portion):

(1) in the case of a proposed subletting, the listing or advertising for subletting of the Premises shall not have included a proposed rental rate, provided, however, that Tenant may quote in writing directly to prospective subtenants the proposed rental rate;

(2) no Event of Default shall have occurred and be continuing;

(3) the proposed subtenant or assignee shall have a financial standing, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building. Tenant acknowledges that Landlord, as a religious institution, may have special considerations in determining if the business or proposed use of a proposed subtenant or assignee is objectionable, and Tenant agrees that Landlord’s judgment in such matters shall be conclusive;

(4) the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or actively discussing the leasing of available space of similar size in the Building or, so long as the following buildings are then owned by Landlord or its affiliate, in 345 Hudson Street, 435 Hudson Street, 75 Varick Street or 200 Hudson Street, New York, New York (“Comparable Buildings”), or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such Person; or (y) a tenant in or occupant of the Building or a Comparable Building;

(5) any subletting shall be expressly subordinate to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and any assignment or subletting shall be subject to the further condition and restriction that this Lease or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall be governed by the provisions of this Article 15, and if Landlord shall consent to any further subletting by the subtenant or the assignment of the sublease, Sections 15.5 and 15.6 of this Lease shall apply to any such transactions as if the further subletting or assignment of the sublease were a proposed subletting or assignment being made by Tenant under this Lease so that Landlord shall be entitled to receive all amounts described in such Sections;

(6) the subleased premises shall be regular in shape and at no time shall there be more than four (4) occupants with separately demised space for each full floor, including Tenant, in the Premises, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms. In no event shall Tenant be permitted to sublet the Terrace (except to a subtenant of the entire ninth (9th) floor of the Building);

(7) Tenant shall reimburse Landlord for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, any processing fees, attorneys’ fees and disbursements, and the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

(8) any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense;

(9) the nature of the occupancy of the proposed assignee or subtenant will not cause an excessive density of employees or traffic or make excessive demands on the Building Systems or present a greater security risk to the Building than is presented by Tenant; and

(10) the nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord’s option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply.

(B) Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (the following documents and information being collectively referred to as the “Sublease or Assignment Statement”): (i) the name and business address of the proposed assignee or subtenant; (ii) the nature and character of the business and credit of the proposed assignee or subtenant; (iii) a true and complete copy of the signed and agreed upon term sheet (which may be non-binding) with a bona fide third party unrelated to Tenant, the effective or commencement date of which shall be at least thirty (30) days after the date Tenant’s notice to Landlord is given, along with Tenant’s and the subtenant’s (or assignee’s) written statement that such term sheet reflects all sums and other consideration passing between the parties to the sublease or assignment; (iv) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, certified by an independent certified public accountant (“CPA”) if such financial statements are certified by a CPA (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct) and (v) any other information that Landlord may reasonably request. Landlord shall have the following rights, exercisable within twenty-five (25) days after Landlord’s receipt of the Sublease or Assignment Statement (including any additional information reasonably requested by Landlord): (x) in the case of an assignment of this Lease or a subletting of the entire Premises for a term ending within one year prior to the Expiration Date, to sublet (in its own name or that of its designee) the entire Premises from Tenant on the terms and conditions set forth in paragraph (C) of this Section 15.4, or to terminate this Lease or to take an assignment of this Lease from Tenant or (y) in the case of a subletting of a portion of the Premises for a term ending within one year prior to the Expiration Date, to sublet (in its own name or that of its designee) such portion of the Premises (the entire Premises sublet by Landlord (or its designee) pursuant to clause (x) or such portion of the Premises sublet by Landlord (or its designee) pursuant to this clause (y) being referred to as the “Recapture Space”) from Tenant on the terms and conditions set forth in paragraph (C) of this Section 15.4, or to terminate this Lease with respect only to the Recapture Space or (z) to approve or disapprove the proposed assignment or sublease in accordance with the provisions of Section 15.4 (A). If pursuant to the exercise of any of Landlord’s options pursuant to this Section 15.4, this Lease is terminated as to only a portion of the Premises, then the Fixed Rent and Escalation Rent shall be adjusted in proportion to the portion of the Premises affected by such termination. If Landlord shall fail to respond to Tenant within the specified time period, Landlord shall be deemed to have waived its recapture right as to such proposed transaction, provided Tenant has sent Landlord a second request for approval containing the following language in bold print and Landlord shall again have failed to respond within the time period set forth therein: “THIS IS A SECOND REQUEST. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO RECAPTURE PURSUANT TO THE PROVISIONS OF THE LEASE.” If Tenant fails to enter into a binding sublease or assignment within 180 days after the delivery of the Sublease or Assignment Statement, or if, despite the execution and delivery of the term sheet, Tenant wishes to enter into a sublease or assignment pursuant to which the economic terms, when measured as a whole, are at least 5% more favorable to the subtenant or assignee than the economic terms contained in the Sublease and Assignment Statement, then Tenant shall notify Landlord and Landlord shall again have the options set forth in this Section 15.4(B) but Landlord shall respond within ten (10) Business Days. If Landlord shall fail to respond to Tenant within said ten (10) Business Day period, Landlord shall again be deemed to have waived its recapture right, provided Tenant has sent Landlord a second request for approval containing the following language in bold print and Landlord shall again have failed to respond within the time period set forth therein: “THIS IS A SECOND REQUEST. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO RECAPTURE PURSUANT TO THE PROVISIONS OF THE LEASE.” Prior to the effectiveness of any assignment of this Lease or sublease of all or any portion of the Premises, Tenant shall deliver to Landlord a fully-executed counterpart of the assignment instrument or the sublease agreement.

(C) (1) If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the Sublease or Assignment Statement, such sublease (a “Recapture Sublease”) to Landlord or its designee as subtenant (the “Recapture Subtenant”) or assignee shall:

(i) be at a rate, at all times throughout the term of the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the lower of (i) the rate then payable by Tenant under this Lease and (ii) the rate set forth in the Sublease or Assignment Statement;

(ii) otherwise be upon the same terms and conditions as those contained in the Sublease or Assignment Statement (other than, in the case of an assignment, payment of consideration therefor to Tenant which shall be deleted) and (except as modified by the Sublease or Assignment Statement) the terms and conditions contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 15.4(C);

(iii) give the Recapture Subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space, provided Tenant shall not be obligated to remove or insure such changes, alterations or improvements or any alteration made to existing improvements in the Recapture Space;

(iv) provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired;

(v) provide that (i) the parties to such Recapture Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required by law to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets, janitor’s closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., unless in the Sublease or Assignment Statement the subtenant assumes such obligation, in which case the Recapture Subtenant shall perform such work at its expense and (iii) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean; and

(vi) provide that the Recapture Subtenant or occupant shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the Sublease or Assignment Statement).

(2) Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease. Tenant shall not be liable for any claims, losses or liabilities of any kind or nature (other than a potential difference in Rental) arising from Recapture Subtenant’s use and occupancy of the Recapture Space.

(3) The failure by Landlord to exercise its option under Section 15.4(B)(x) or (y) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any subsequent subletting or assignment.

Section 15.5. If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty (50%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Escalation Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) and after deducting from any rents, additional charges and other consideration payable under the sublease to Tenant the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such sublease on account of brokerage commissions, advertising expenses, legal fees, rent concessions, work contributions and the cost of work performed by Tenant to prepare the Premises for the subtenant’s occupancy. Such Sublease Additional Rent shall be payable as, when and if received by Tenant.

Section 15.6. If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) after deducting from any sums and other consideration paid to Tenant by the assignee the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such assignment on account of brokerage commissions, advertising expenses, legal fees, work contributions and the cost of work performed by Tenant to prepare the Premises for the assignee’s occupancy. Such Additional Rent shall be payable as, when and if received by Tenant from the assignee.

Section 15.7. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

Section 15.8. Notwithstanding anything to the contrary contained in this Article 15, up to fifteen percent (15%) of the rentable area of each floor of the Premises may be used or occupied by persons not employed by Tenant, so long as and to the extent such persons have an ongoing business relationship with Tenant and are reasonably acceptable to Landlord (“Permitted Occupants”) for use only as Tenant is permitted hereunder pursuant to Article 5 of this Lease, provided that (A) Tenant shall, from time to time, promptly following Landlord’s request, provide a list of each such Permitted Occupant, (B) no demising walls are installed in the Premises in connection with such occupancy (and there is no separate reception area) so that the Premises shall at all times give the appearance of being solely occupied by Tenant, and (C) Tenant shall not charge a fee for the use or occupancy of such space in any amount which would result in a net profit to Tenant. Such occupancy shall not be subject to Landlord’s rights under Section 15.4(B), Section 15.5 or Section 15.6 of this Lease, but all other provisions of this Lease shall apply to such occupancy. The Permitted Occupants shall have no rights against Landlord under this Lease.

ARTICLE 16

ACCESS TO PREMISES

Section 16.1.

(A) Subject to the provisions of Section 16.1(C) below, Tenant shall permit Landlord, Landlord’s agents, other tenants in the Building and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises (and the Terrace) at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees (or, during the last year of the Term, lessees) of the Building or space therein, or to make such repairs, alterations, improvements or additions (i) as may be required in connection with Landlord’s Work, (ii) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (iii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iv) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises (but not to store therein) that may be required therefor for so long as shall be reasonably necessary without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall be responsible for any injury or damage occasioned to the Premises during such entry due to the negligence or willful act of Landlord or Persons Within Landlord’s Control. Landlord shall promptly repair any damage caused to the Premises by such work, alterations, improvements or additions.

(B) Any work performed or installations made pursuant to this Article 16 shall be made with reasonable diligence and otherwise pursuant to Section 7.3, including non-interference with the operation of Tenant’s business and the use of overtime labor.

(C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 16 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises so as not to change the layout of the Premises or to reduce the usable area of the Premises by more than 10 rentable square feet on each floor of the Premises, without a corresponding reduction in Fixed Rent.

Section 16.2. If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor except as above provided (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

Section 16.3. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided any such change does not unreasonably interfere with, or deprive Tenant of access to, the Building or the Premises; to put so-called “solar film” or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces (other than the Terrace) and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities which service the common areas or other tenants in the Building are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of inspection, operation, maintenance, alteration and repair.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

Section 17.1. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building (the “Certificate of Occupancy”). In the event that any Government Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose that is a violation of such Certificate of Occupancy, Tenant shall, upon three (3) Business Days written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises; provided, however, that nothing herein shall prevent Tenant from contesting such violation pursuant to and in accordance with the provisions of Section 9.5. Annexed to this Lease as Schedule N is a copy of the Certificate of Occupancy issued with respect to the Building.

ARTICLE 18

DEFAULT

Section 18.1. Each of the following events shall be an “Event of Default” under this Lease:

(A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and such default shall continue for seven (7) Business Days after Landlord shall have given Tenant written notice of such default; or

(B) intentionally omitted;

(C) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant’s part to be observed or performed under any other lease with Landlord or Landlord’s predecessor-in-interest of any other space in the Building, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

(D) if the Premises shall be abandoned by Tenant unless Tenant locks the Premises and takes reasonable precautions to safeguard the Premises; or

(E) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by dissolution, operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

(F) (1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or

(2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(3) if Tenant shall make a general assignment for the benefit of creditors; or

(4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of 120 days; or

(5) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within 120 days; or

(6) if Tenant rejects this Lease in connection with any action or proceeding under the Bankruptcy Code; or

(G) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, and (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same.

Section 18.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than five (5) Business Days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 18.3. If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than

Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 18.1(F), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(F) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 18.2.

Section 18.4. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day (30) period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages (subject to Section 39.10) for any loss directly resulting from the breach, except to the extent Tenant’s remedies have otherwise been expressly limited by the provisions of this Lease.

ARTICLE 19

REMEDIES AND DAMAGES

Section 19.1.

(A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

(1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other legal action or proceeding (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

(2) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and

Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-entry”, “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 19.2.

(A) If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other legal action or proceeding, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s reentry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the term “Escalation Rent” as used in Section 19.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, plus the scheduled Operating Expense Payment set forth in Schedule C. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

ARTICLE 20

FEES AND EXPENSES

Section 20.1. If (i) an Event of Default shall occur under this Lease, or (ii) Tenant fails to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is imminently threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined if any such proceeding results from a holdover by Tenant under this Lease.

Section 20.2. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) Business Days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional

Rent, a sum equal to three (3%) percent of the amount unpaid. Notwithstanding the foregoing, in the first instance only during each twelve (12) consecutive month period during the Term, no late charge shall be payable unless and until the applicable payment is not paid within five (5) Business Days after the date that Landlord gives Tenant notice that Tenant has failed to make such payment. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than thirty (30) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, and in addition to the late charge payable by Tenant pursuant to the preceding sentence, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid. All late charges payable by Tenant hereunder shall be computed from the date such payment was due (without regard to any grace period set forth in this Section 20.2), to and including the date of payment.

ARTICLE 21

NO REPRESENTATIONS BY LANDLORD

Section 21.1. Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises on the Commencement Date in its “as is” but vacant and broom-clean condition, except that Landlord’s Pre-Delivery Work shall be Substantially Complete therein. Except for the completion of any Punchlist Items and Landlord’s Post-Delivery Work, Landlord shall have no obligation to perform any other work or make any other installations in order to prepare the Premises for Tenant’s occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown hatched on Schedule A. The foregoing is not intended to relieve Landlord of (i) its ongoing repair, maintenance, restoration and compliance with Laws obligations under this Lease and (ii) the obligation to correct latent defects in Landlord’s Pre-Delivery Work or Landlord’s Post-Delivery Work of which Tenant has notified Landlord within six (6) months after the Substantial Completion of such work, at Landlord’s sole cost and expense. Notwithstanding the foregoing, upon the Substantial Completion of Landlord’s Post-Delivery Work, all Building Systems serving the Premises shall be in working order and the roof free of leaks. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

ARTICLE 22

END OF TERM

Section 22.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant’s Specialty Alterations as may be required pursuant to Article 6. Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

Section 22.2. If the Fixed Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.

Section 22.3. If the Premises are not surrendered within 60 days after the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability or expense resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises as a result of such delay. Upon Tenant’s request, Landlord shall advise Tenant whether Landlord has entered into a lease for any portion of the Premises with a third party. Landlord’s rights under this Section 22.3 are in addition to the holdover rental payable by Tenant under Section 39.7.

Section 22.4. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.

Section 22.5. Tenant’s obligations under this Article shall survive the expiration or termination of this Lease.

ARTICLE 23

POSSESSION

Section 23.1. Except as otherwise expressly set forth in Section 2.1 of this Lease, Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and, except as expressly set forth in Article 2, further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of the Premises or any additional space, as the case may be, on any specific date. Tenant agrees that the provisions of this Article 23 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

ARTICLE 24

NO WAIVER

Section 24.1. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease.

Section 24.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Except as otherwise expressly provided in this Lease, no provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver shall be in writing and shall be signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

ARTICLE 25

WAIVER OF TRIAL BY JURY

Section 25.1. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

ARTICLE 26

INABILITY TO PERFORM

Section 26.1. Except as expressly provided to the contrary in this Lease (including, without limitation, pursuant to Articles 13 and 14), this Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord’s obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (i.e., the release or threatened release of an airborne agent that may adversely affect the Building or its occupants), governmental preemption in connection with an emergency, Laws, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord’s reasonable control (“Unavoidable Landlord Delays”). The inability of Landlord to pay for goods and services or to meet its debts shall not excuse Landlord from performing its obligations under this Lease and shall not constitute Unavoidable Landlord Delays.

Section 26.2. This Lease and the obligation of Landlord to perform all of its covenants and agreements hereunder on the part of Landlord to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill any of Tenant’s obligations under this Lease, expressly or implicitly to be performed by Tenant, except for the payment of any Rental, if Tenant is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (as described above), governmental preemption in connection with an emergency, Laws, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Tenant’s reasonable control (“Unavoidable Tenant Delays”). The inability of Tenant to pay for goods or services or to meet its debts shall not excuse Tenant from performing its obligations under this Lease and shall not constitute Unavoidable Tenant Delays.

Section 26.3. Landlord and Tenant shall each promptly notify the other party of any Unavoidable Delay which prevents the notifying party from fulfilling any of its obligations under this Lease and shall act diligently to perform its obligations under this Lease in a timely manner after the Unavoidable Delay no longer exists.

ARTICLE 27

BILLS AND NOTICES

Section 27.1.

(A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), by a recognized overnight courier service (with a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any case addressed:

(a) if to Tenant prior to its taking possession of the Premises for the conduct of its business, at Tenant’s address set forth on the first page of this Lease, Attention: General Counsel, or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering such address;

(b) if to Tenant from and after the its taking possession of the Premises for the conduct of its business, at the Premises, Attention: General Counsel, or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering such address, in each case, with a simultaneous copy as follows:

Scarinci & Hollenbeck

1100 Valley Brook Avenue

P.O. Box 790

Lyndhurst, NJ 07071-0790

Attention: Victor E. Kinon, Esq.

(c) if to Landlord, at Landlord’s address set forth in this Lease, Attention: Senior Vice President/Director of Real Estate Leasing, with simultaneous copies to each of:

(i)	The Rector Church-Wardens and Vestrymen

of Trinity Church in the City of New York

75 Varick Street, 2nd Floor

New York, New York 10013

Attention: General Counsel

(ii)	Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Kenneth W. Sold, Esq.,

and

(iii)	any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor.

Landlord or Tenant may designate new address(es) by notice given to the other in accordance with the provisions of this Article 27.

(B) Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. of such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) three (3) Business Days after the date mailed, if mailed through the US Postal Service as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

Section 27.2. Notwithstanding the provisions of Section 27.1, (i) Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices and (ii) Landlord’s Statements or bills may be rendered by delivering them to Tenant at the Premises and without providing a copy of Landlord’s Statements or bills to any other party. At the end of the Term, Tenant shall advise Landlord of Tenant’s forwarding address.

ARTICLE 28

SERVICES AND EQUIPMENT

Section 28.1. Landlord shall, at Landlord’s expense (except as otherwise noted below):

(A) Provide non-exclusive passenger elevator service to the Premises from and after the Commencement Date on Business Days during Operating Hours and, subject to Section 28.3, have one (1) passenger elevator on call at all other times. Tenant agrees that Landlord may, at its election, reconfigure elevator banks in the Building, if any, and install elevators with or without operators and change the same from time to time provided that the orientation of the Premises, on each floor, to the elevator lobby remains unchanged.

(B) Provide non-exclusive access to the Building’s freight elevator(s) serving the Premises during the Term on call on a “first come, first served” basis on Business Days during Operating Hours without additional charge to Tenant; and on a reservation, “first come, first served” basis from 6:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days (such periods, hereinafter “Overtime Periods”), with a minimum block of four (4) consecutive hours to be reserved during such Overtime Periods at Building-standard rate (which Landlord represents is currently $152.00 per elevator per hour), which amounts shall be payable to Landlord as Additional Rent. Landlord shall grant Tenant a credit in the aggregate amount of up to $45,600 against and in reduction of the first installment of Fixed Rent due hereunder after the Rent Commencement Date, toward Tenant’s use of up to 300 hours of the freight elevator during Tenant’s performance of the Initial Alterations and move into the Premises during Overtime Periods, provided that Tenant shall not be entitled to any unused portion of such credit. The price for after-hours freight elevator use is subject to future Building-wide increases, charged consistently within Landlord’s entire Hudson Square portfolio.

(C) Provide non-exclusive access to the Building’s loading docks on a “first come, first served” basis on Business Days during Operating Hours without additional charge; and on a reservation, “first come, first served” basis during Overtime Periods at Landlord’s standard rates, which amounts shall be payable to Landlord as Additional Rent, provided that, if Tenant is using the freight elevator during Overtime Periods, Landlord’s charge for the freight elevator shall also include the use of the loading dock.

(D) Furnish sufficient steam heating service to heat the Premises from approximately October 1 through April 30 through pipe cast iron perimeter radiators on the seventh and eighth floors and baseboard perimeter radiators on the ninth floor. The Building’s heating system will be so operated by Landlord on Business Days during Operating Hours when exterior temperatures are below 55°F, and, upon the request of Tenant pursuant to Section 28.2, during Overtime Periods at Landlord’s customary charge therefor, provided that, if the exterior temperatures are 35°F. or below, heat timer controls shall automatically cause the Building heating system to produce heat to protect against the freezing of pipes. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the Building’s heating system, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 28.3. Subject to the requirements for granting such access pursuant to Article 16, Landlord, throughout the Term, shall have access to all mechanical installations of Landlord, including but not limited to machine rooms and electrical closets, and Tenant shall not construct or place partitions, furniture or other obstructions that may interfere with Landlord’s access thereto or the proper functioning of the Building Systems, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect such mechanical installations.

(E) (i) Air-conditioning shall be provided to the Premises by the AC Unit. Any supplemental air-conditioning units, air handlers or system installed by or on behalf of Tenant in accordance with the terms and conditions of this Lease (each, a “Supplemental AC System”) shall be sized for maximum efficiency and shall have an air-cooled energy efficiency rating of not less than 11. Tenant, at its sole cost and expense, shall procure and maintain any permits required by Government Authorities with respect to the AC Unit and any Supplemental AC System, and Tenant shall operate the same in compliance therewith and in compliance with all reasonable Rules and Regulations which Landlord may prescribe. In furtherance of the foregoing, all AC Units and Supplemental AC Systems must be equipped with automatic shutdown devices connected to the Building’s fire alarm system.

(ii) Tenant, at its sole cost and expense, shall procure and maintain an annual maintenance and service contract for the maintenance and repair of all air-conditioning equipment now or hereafter serving the Premises, including without limitation, the AC Unit and any Supplemental AC System, providing for inspections and/or service at least twice a year, to be renewed each year throughout the Term of this Lease with an air-conditioning contractor reasonably approved by Landlord. Tenant shall furnish copies of such service contract upon Landlord’s request.

(iii) Tenant shall, at its sole cost and expense, perform any and all necessary repairs to, and cause any and all replacements of, all air-conditioning equipment now or hereafter serving the Premises, including without limitation, the AC Unit and any Supplemental AC System. The AC Unit, any Supplemental AC System(s), and any replacements thereof, shall be and remain at all times the property of Landlord, and Tenant shall surrender the AC Unit, any Supplemental AC System(s), and all such repairs and replacements to Landlord in good working order and condition on the Expiration Date.

(iv) All electricity used in connection with the operation of the AC Unit and any Supplemental AC System shall be supplied by Landlord upon, and subject to, all of the terms, covenants and conditions contained in Article 4 hereof.

(F) Furnish cold water for ordinary lavatory and drinking and office cleaning purposes. To the extent required by Tenant, Tenant shall generate hot water in the Premises for its use. If Tenant uses or consumes water for any other purposes or in unusual quantities (in Landlord’s reasonable judgment), Landlord may, at Tenant’s expense, install a water meter or require Tenant to install the same. Landlord shall thereafter maintain the meter in good working order at Tenant’s expense and Tenant shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered at 105% of Landlord’s metered cost therefor.

(G) (i) Provided Tenant shall keep the Premises in order, Landlord, at Landlord’s expense, shall cause the Premises, excluding any portions thereof used as security areas or used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days substantially in accordance with the cleaning specifications annexed to this Lease as Schedule H. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building (x) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord’s cleaning contract for the Building or recommended by Landlord’s cleaning contractor, and (y) related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as Additional Rent within thirty (30) days after the time rendered. Tenant shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord.

(ii) In addition to the requirements of Section 28.1(G)(i), Tenant shall, at its sole cost and expense, comply with all Requirements with respect to the recycling or sorting of refuse and rubbish, and, without limiting the generality of the foregoing, (a) shall recycle spent products, including toner cartridges, copier drums and fluorescent tubes, and (b) shall provide facilities in the Premises for separate storage and recycling of each of the following: (x) paper products and cardboard, (y) aluminum, glass and plastic, and (z) food wastes and so-called “wet garbage”. Tenant shall arrange and require its employees working in the Premises to participate in annual training regarding recycling and shall, at no cost to Tenant, participate in Landlord-sponsored training programs regarding recycling. Landlord reserves the right to refuse to collect or accept from Tenant any refuse or rubbish which is not separated and sorted as required and to require Tenant to arrange for such collection, at Tenant’s sole cost and expense, using a contractor reasonably satisfactory to Landlord.

(H) If any “sprinkler system” installed in the Building or any of its appurtenances are damaged or injured or not in proper working order by reason of any act or omission of Tenant or of Persons Within Tenant’s Control, Tenant shall forthwith restore the same to good working condition at Tenant’s expense; and if the New York Board of Fire Underwriters or the New York Insurance Rating Organization or any Government Authority requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

(I) Subject to compliance with Schedule L, Tenant shall have access to the Premises twenty-four (24) hours per day seven (7) days per week. Landlord’s security program shall include equipment and trained security personnel for twenty-four (24) hours per day, seven days per week lobby access control, a lobby security guard station and visitor registration procedures, all in accordance with Schedule L.

Section 28.2. Landlord shall not be required to furnish freight elevator or heating services to the Premises during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services, which notice must be given by 2:00 p.m. on the Business Day for which such request shall be applicable or by 2:00 p.m. on the Business Day immediately preceding the non-Business Day for which such services are needed by Tenant. If Tenant shall fail to give Landlord such advance notice, then Landlord shall have no liability whatsoever to Tenant, for any annoyance or inconvenience, or any injury from interruption of Tenant’s business or otherwise, for so failing to furnish any such services during such Overtime Periods. Tenant shall pay Landlord its then current charges for such services during Overtime Periods as Additional Rent within thirty (30) days after presentation of a bill, and in the event of default of payment therefor, Landlord may refuse further service until paid, and Landlord shall have all remedies available to it for the collection of Fixed Rent.

Section 28.3. (A) Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, labor troubles, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Without limiting events that may constitute “any cause beyond Landlord’s reasonable control,” the following are items which Landlord and Tenant agree are beyond Landlord’s reasonable control, unless caused by Landlord or Person Within Landlord’s Control:

(i) Lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);

(ii) Any cause outside the Building;

(iii) Reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(iv) Disruption of mail and deliveries to the Building or the Premises resulting from a casualty;

(v) Disruption of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or

(vi) Blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

(B) If, without the fault or neglect of Tenant or any Persons Within Tenant’s Control, a material portion of the Premises is rendered Unusable for a period of five (5) consecutive Business Days by reason of any stoppage or interruption of (i) any Landlord’s services referred to in Section 28.1(A) or Section 28.1(D) above or (ii) electricity to the Premises, due, in any case referred to in the preceding clauses (i) and (ii), to Landlord’s repair or failure to repair any Building facilities and systems or electrical risers that Landlord is required under this Lease to repair, and for reasons other than Landlord Unavoidable Delays and after Tenant shall have given Landlord notice of said event, then for the period commencing on the sixth (6th) consecutive Business Day that such material portion of the Premises is Unusable and Tenant shall have given Landlord notice of the same, Fixed Rent and Escalation Rent shall be appropriately abated for so much of the Premises as shall be so Unusable. The abatement of Fixed Rent and Escalation Rent under this Section 28.3(B) shall be Tenant’s sole remedy in the event such material portion of the Premises is so rendered Unusable. “Unusable” means that Tenant shall be unable to occupy, and shall not be occupying, the Premises or the applicable portion thereof. Nothing contained in this Section 28.3(B) shall be deemed to grant Tenant any rent abatement for an interruption or stoppage in electricity to the Premises arising by reason of any cause emanating from outside the Building (including a failure by the electric service provider to supply electricity to the Building). Further, nothing contained in this Section 28.3(B) is intended to, or shall be deemed to, make any event described in or contemplated by Article 13, Article 14, Article 26 or Section 28.3(A) a failure of Landlord to provide any of Landlord’s services.

Section 28.4. Tenant agrees to use commercially reasonable efforts to cooperate fully with Landlord, and to abide by all requirements which Landlord may prescribe, to promote the most effective and energy-efficient operation of the Building, and for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord, at no cost to Tenant, in any conservation effort pursuant to a program or procedure promulgated or recommended by the public utility serving the Building, or ASHRAE or any Requirements.

Section 28.5. Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor and ADA toilet) or the rooms in which they are located.

Section 28.6. Landlord shall provide Tenant, at no cost to Tenant, with reasonable and non-exclusive access to shafts and risers in the Building designated by Landlord for Tenant’s installation, removal, replacement, repair, maintenance and operation therein, at Tenant’s sole cost and expense, of lines, cables and other installations for telecommunications from the Building’s point of entry to the telecommunications closets within the Premises and then throughout the Premises. Any conduits and other installations that Tenant wishes to install in the Building shaftways shall be Alterations governed by the provisions of Article 6. Provided that Tenant’s provider of telecommunication and information technology services signs Landlord’s standard form of license agreement, Landlord shall not exclude such carriers from the Building. The current Building providers are Verizon, AT&T and Sidera Networks (dark fiber). Tenant shall have the right to install fiber optic cabling, television cable systems, T1, T3 and/or other high speed data transmission capabilities within the Premises upon Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall make all arrangements for telecommunications and data services directly with the companies supplying such services, including any deposit requirements for the furnishing of such services. Landlord shall not be responsible for the failure of any such company to furnish such service.

ARTICLE 29

PARTNERSHIP TENANT

Section 29.1. If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as “Partnership Tenant”), or if Tenant’s interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; and (b) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties.

ARTICLE 30

VAULT SPACE

Section 30.1. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31

SIGNS

Section 31.1. Tenant shall have the right to maintain identifying signage on the entrance doors on each floor of the Premises and in the elevator lobby in each floor of the Premises. The location, size, materials, quality, design, color and lettering of any signs desired by Tenant (whether or not contemplated by the preceding sentence) shall be subject to the prior approval of Landlord (which shall not be unreasonably withheld, delayed or conditioned). At Landlord’s option, Landlord may install any such signs, and Tenant shall pay all reasonable costs associated with such installation, as Additional Rent, within thirty (30) days after demand therefor.

Section 31.2. Subject to Landlord’s prior written reasonable approval of the size, materials, quality, design, color and lettering, and for only so long as Tenant, its affiliates and

Permitted Occupants physically occupy at least 80% percent of the rentable area of the original Premises, Tenant shall have the right to erect a sign identifying Tenant as an occupant of the Building on the exterior of the Building in the location shown on Schedule J, and in the lobby of the Building in a location designated by Landlord at least two weeks prior to Tenant’s move into the Premises for the conduct of its business, which location shall either be adjacent to the elevator cabs or adjacent to the lobby desk. Tenant, at Tenant’s sole cost and expense, shall maintain and repair any signs that Tenant erects pursuant to this Article 31 in a first class manner and in compliance with all applicable Laws. Tenant shall not have the right to affix items to the interior or exterior of the windows of the Premises. Tenant, at Tenant’s sole cost and expense, shall remove its signs on or before the Fixed Expiration Date or earlier termination of this Lease and shall repair any damage caused by the installation of such signs or such removal.

ARTICLE 32

BROKER

Section 32.1. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker, agent, finder or other Person in connection with this Lease other than the Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent, finder or other Person in connection with this Lease other than the Broker. The execution and delivery of this Lease shall be conclusive evidence that the parties have relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any broker, agent, finder or other Person (other than the Broker with respect to Tenant’s indemnity to Landlord) who claims to have dealt with the indemnitor in connection with this Lease and for any and all costs incurred by the indemnitee in connection with such claims, including, without limitation, attorneys’ fees and disbursements. Landlord shall pay the Broker its commission pursuant to separate agreement. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 33

INDEMNITY

Section 33.1. Subject to Sections 12.5 and 39.10, Tenant shall defend, indemnify and save harmless the Landlord Indemnitees from and against (a) all third party claims of whatever nature against the Landlord Indemnitees arising from any act, omission or negligence of Persons Within Tenant’s Control, (b) all claims against the Landlord Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises, unless and to the extent caused by the act, omission or negligence of Persons Within Landlord’s Control, (c) all claims against the Landlord Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, and all collection costs (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in enforcing this indemnity provision against Tenant.

Section 33.2. Subject to Sections 12.5 and 39.10, and except to the extent otherwise expressly limited in this Lease, Landlord shall defend, indemnify and save the Tenant Indemnitees harmless from and against (a) all claims of whatever nature against the Tenant Indemnitees arising from any act, omission or negligence of Persons Within Landlord’s Control, and (b) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Landlord or Persons within Landlord’s Control. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claims or proceeding brought thereon, and the defense thereof, and all collection costs (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Tenant in enforcing this indemnity provision against Landlord.

Section 33.3. If any claim, action or proceeding is made or brought against a Landlord Indemnitee or a Tenant Indemnitee, against which claim, action or proceeding the other party is obligated to indemnify such Person pursuant to the terms of this Lease, then, upon demand by the Landlord Indemnitee or Tenant Indemnitee, as the case may be, the indemnitor, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord Indemnitee’s or the Tenant Indemnitee’s name, if necessary, by such attorneys as the applicable indemnitee may select, including, without limitation, attorneys for the applicable indemnitee’s insurer. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, any attorneys designated by the insurance company of the party obligated to indemnify shall be acceptable to the indemnitee.

ARTICLE 34

ADJACENT EXCAVATION; SHORING

Section 34.1. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant continues to have access to the Premises.

ARTICLE 35

SECURITY DEPOSIT

Section 35.1. Tenant has deposited with Landlord on the signing of this Lease the Security Deposit by Letter of Credit (as defined and further described in Section 35.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event (i) of the occurrence of an Event of Default or (ii) Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of Rental, and the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may draw the entire amount of the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit (together with a letter from Landlord to the Issuing Bank, directing the Issuing Bank to cancel the Letter of Credit), shall be returned to Tenant within thirty (30) days after the Fixed Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

Section 35.2. Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank reasonably approved by Landlord with offices for banking purposes in the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one year, be in form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the amount of the Security Deposit set forth in the Reference Page. The Issuing Bank shall have combined capital, surplus and undivided profits of at least $500 million and a financial strength rating of at least “A” and a long-term rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Issuing Bank Criteria”). If at any time during the Term, the Issuing Bank does not maintain the Issuing Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another bank meeting the Issuing Bank Criteria within 30 days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds as a cash security deposit in accordance with all Laws. The Letter of Credit shall provide that:

(A) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(B) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(C) The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date; and

(D) The Letter of Credit shall be transferable by Landlord as provided in Section 35.4.

Section 35.3. Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

Section 35.4. In the event of the sale or lease of the Building or the Real Property, Landlord shall transfer the Security Deposit, without paying any charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

Section 35.5. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

Section 35.6. Provided that no monetary or material non-monetary default shall have occurred and be continuing, Tenant may reduce the Security Deposit to the amount of $2,464,625 on the third (3rd) anniversary of the Rent Commencement Date. Such reduction shall be effected by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of this Article 35 in the reduced amount for the existing Letter of Credit, or (y) the Issuing Bank delivering an amendment to the Letter of Credit reducing the amount thereof (but which does not otherwise amend or modify same), which Landlord shall promptly countersign or authorize in writing if required by the Issuing Bank. Landlord shall cooperate with Tenant in cancelling or amending the existing Letter of Credit.

ARTICLE 36

RENT REGULATION

Section 36.1. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

Section 37.1. Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises or by reason of any termination of any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest, is in possession and is collecting rent from Tenant but not thereafter.

ARTICLE 38

LANDLORD’S WORK

Section 38.1. Landlord, at its expense, shall perform the following work in the Premises in accordance with all Laws (“Landlord’s Work”):

(A) Demolish all leasehold improvements in the interior of the Premises back to the core walls (leaving any existing sprinklers in place with the heads turned up as required to comply with applicable Laws for temporary core fire protection); existing piping and conduits which remain shall be properly supported. All existing low voltage and telecommunications cabling shall be removed from existing electrical closets on floors within the Premises. Landlord shall deliver the Premises in compliance with all applicable Laws, as demolished by Landlord;

(B) Deliver the Premises in vacant and broom-clean condition;

(C) Fireproof the Premises with appropriate firestopping and fireproofing on all base Building structural elements;

(D) Remove existing floor tile, if any, and flash patch floor slabs consistent with industry standards as needed to bring to construction ready condition;

(E) Furnish all subpanels required for Tenant’s connection of its fire alarm devices to the Building Class E System and Building Management System (it being agreed that such fire alarm devices shall be installed in the Premises by Tenant as part of the Initial Alterations but shall be connected to the Building Class E System and Building Management System by Landlord’s Class E System Contractor at Landlord’s expense); Landlord’s system shall contain sufficient capacity for Tenant’s additional fire alarm devices (i.e., speaker/strobes, smoke detection, supplemental ac unit shutdown, etc., and required Class E fire alarm interface modules for Tenant’s security system interface to open egress doors). All such devices within the core areas shall meet current code and be in conformance with ADA;

(F) Bring all Building Systems to the Premises in good working order (including perimeter radiators and valves, passenger and freight elevators, plumbing, electricity and life safety systems) and furnish sufficient sprinkler riser capacity to the Premises, within two (2) months after the Commencement Date;

(G) Furnish a data gathering panel on the eighth (8th) floor of the Building, within one (1) month after the Commencement Date;

(H) Remove the existing air-cooled condensers from the Terrace, within one (1) months after the Commencement Date;

(I) Install new exterior Building-standard windows on the east side of the Premises (other than the windows on the north and south sides that have already been replaced) to match the windows in the remainder of the Premises, and deliver the remaining windows in the Premises in good working order, within two (2) months after the Commencement Date;

(J) Perform Landlord’s obligations under Section 9.6 of this Lease. Tenant shall provide the plans and specifications for the Initial Alterations to enable Landlord to survey and cause the issuance of a Form ACP-5 Certificate, within twenty (20) days after Landlord’s approval of such plans and specifications;

(K) Seal the slab between the sixth and seventh floors of the Building within three (3) months after the Commencement Date; and

(L) Renovate the lobby of the Building and the Building’s passenger elevator cabs in a manner reasonably consistent with the recent lobby and passenger elevator cab renovations performed in those buildings owned by Landlord located at 160-170 Varick Street, 200 Hudson Street and 205 Hudson Street, New York, New York within nine (9) months after the date on which the existing tenant vacates and surrenders the Premises (such renovations, “Landlord’s Lobby & Elevator Cab Work”). Promptly after the execution and delivery of this Lease, Landlord shall re-commence the design of Landlord’s Lobby & Elevator Cab Work and upon completion of the plans therefor (which Landlord estimates shall be on or about February 15, 2013), Landlord shall commence and diligently perform such work.

Section 38.2. (A) For the avoidance of doubt, the items of Landlord’s Work set forth in Section 38.1(A) through Section 38.1(E) are referred to as “Landlord’s Pre-Delivery Work”, the Substantial Completion of which shall be a condition of the occurrence of the Commencement Date, and the items of Landlord’s Work set forth in Section 38.1(F) through Section 38.1(L) are referred to as “Landlord’s Post-Delivery Work”, the Substantial Completion of which shall not be a condition of the occurrence of the Commencement Date but shall be Substantially Completed within the outside dates specified in such Sections. In addition, Landlord shall not be obligated to deliver any services referred to in Article 28 which are dependent upon the completion of Landlord’s Post-Delivery Work until such completion occurs. Landlord shall perform Landlord’s Post-Delivery Work diligently, and Landlord and Tenant shall take commercially reasonable steps to coordinate the performance of Landlord’s Post- Delivery Work by Landlord and the performance of the Initial Alterations by Tenant so that neither is delayed in the completion of its work. Tenant shall afford Landlord access to the Premises to perform Landlord’s Post-Delivery Work without the same constituting a constructive eviction and with no abatement of Rental, except as set forth below.

(B) Landlord shall endeavor to cause each applicable item of Landlord’s Post- Delivery Work to be Substantially Completed by the applicable outside date (if any) set forth in Section 38.1 (each such date, as the same may be extended on a day-for-day basis due to Landlord Unavoidable Delays and Tenant Delays, a “Post-Delivery Work Target Date”, and collectively, the “Post-Delivery Work Target Dates”).

(i) If Landlord shall fail to Substantially Complete any item of Landlord’s Post-Delivery Work set forth in Section 38.1(F) through Section 38.1(K) by the date that is thirty (30) days after the applicable Post-Delivery Work Target Date, then in any such case, if Tenant shall actually be delayed in occupying the Premises or a material portion thereof for the conduct of Tenant’s business as the result of such delay in the Substantial Completion of such item(s) of Landlord’s Post-Delivery Work beyond the applicable Post-Delivery Work Target Date(s), Tenant shall be entitled to a credit against the monthly installment(s) of Rental due hereunder after the Rent Commencement Date with respect only to those portion(s) of the Premises (if any) rendered unusable for the conduct of Tenant’s business as the result of such delay equal to one-half day of Fixed Rent for such portion for the Premises for the first thirty (30) days of delay and one day of Fixed Rent thereafter for each day of delay. Tenant shall notify Landlord promptly after Tenant becomes aware of such delay (accompanied by reasonable evidence of such delay) and shall reasonably cooperate with Landlord in eliminating or reducing the duration of such delay. For the avoidance of doubt, (I) in no event shall Tenant receive any credit against Rental pursuant to this Section 38.2(B)(i) with respect to any portion of the Premises which Tenant shall be occupying for the conduct of its business, regardless of whether any particular item of Landlord’s Post-Delivery Work shall be Substantially Complete, (II) the credit against Rental referenced in this Section 38.2(B)(i) shall be Tenant’s sole and exclusive remedy for the Substantial Completion of any items of Landlord’s Post-Delivery Work after the applicable Post-Delivery Work Target Date(s) to the extent that the same shall prevent Tenant from occupying the Premises or a material portion thereof for the conduct of its business, and (III) Tenant shall only be entitled to a single rent credit for the same period of delay, even if Landlord shall fail to Substantially Complete more than one item of Landlord’s Post Delivery Work by the applicable Post-Delivery Work Target Date for such item of work (except as expressly set forth in Section 38.2(B)(ii) with respect to Landlord’s Lobby & Elevator Cab Work, if applicable).

(ii) If Landlord shall fail to Substantially Complete Landlord’s Lobby & Elevator Cab Work by the date that is ninety (90) days after the applicable Post-Delivery Work Target Date (the “Outside Renovation Date”), then Tenant shall be entitled to a credit against the monthly installment(s) of Rental due hereunder after the Rent Commencement Date equal to one-half day of Fixed Rent for the Premises for each day of delay in the Substantial Completion of Landlord’s Lobby & Elevator Cab Work beyond such Outside Renovation Date. For the avoidance of doubt, (I) the credit against Rental referenced in this Section 38.2(B)(ii) shall be Tenant’s sole and exclusive remedy for the Substantial Completion of Landlord’s Lobby & Elevator Cab Work after the Outside Renovation Date, and (II) Tenant shall not be deemed to be prevented from occupying the Premises or any portion thereof as the result of the fact that Landlord’s Lobby & Elevator Cab Work is not yet Substantially Complete.

ARTICLE 39

MISCELLANEOUS

Section 39.1. This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Lease may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Lease identical thereto except having an additional signature page executed by the other party to this Lease attached thereto. Any counterpart of this Lease may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.

Section 39.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, provided the transferee shall assume or be deemed to have assumed (either expressly or by operation of law), subject to the remaining provisions of this Section 39.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director, officer, employee, or principal, direct or indirect, of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s Equity (as hereinafter defined) in the Real Property (and the rental, sale or refinancing proceeds derived therefrom) to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. “Landlord’s Equity” as used in the preceding sentence, shall mean the lesser of: (i) the interest of Landlord in and to the Real Property and (ii) the interest that Landlord would have in the Real Property if it were encumbered by an indebtedness held by a Person in an amount equal to seventy five percent (75%) of the then-current fair market value of the Real Property (as such value of such interest is determined in good faith by Landlord). Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. In no event shall the officers, directors, agents, partners, principals, employees and/or shareholders of Tenant have any personal liability whatsoever for any damages and/or liability under this Lease, and Landlord shall look solely to the assets of Tenant (including the Security Deposit) for the recovery of any damages or otherwise under any of the terms, covenants or provisions contained in this Lease.

Section 39.3. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 39.4. Neither this Lease nor any memorandum of this Lease shall be recorded.

Section 39.5. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying consent or approval shall be as provided in this Section 39.5 and in Section 39.22.

Section 39.6.

(A) Tenant represents and warrants that to its actual knowledge (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by

OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States Laws, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Laws or that this Lease is in violation of Laws, and (c) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Laws or Tenant is in violation of Laws.

(B) Tenant covenants and agrees (a) to comply with all Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they no may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(C) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.

(D) In connection with this Lease or any proposed assignment of this Lease or sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, to the extent specifically required by Presidential Executive Order 13224 (issued September 24, 2001), as amended.

Section 39.7. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to the greater of (i) for the first sixty (60) days of such holdover, one hundred fifty (150%) percent, for the next 60 days of such holdover, one hundred seventy-five (175%) percent and thereafter during such holdover, two hundred (200%) percent, of the aggregate Fixed Rent and Additional Rent payable during the last month of the Term and (ii) the then fair market rental value of the Premises, as reasonably determined by Landlord, and subject to all of the provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. The acceptance of any holdover rental paid by Tenant pursuant to this Section 39.7 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

Section 39.8. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

Section 39.9. Landlord shall make available to Tenant in the computerized Building directory (the “Directory”), Tenant’s Share of the total number of listings available, which listings may include subtenants occupying the Premises in accordance with the terms hereof. The initial listing shall be without charge to Tenant. From time to time, but not more frequently than once every six (6) months, Landlord shall revise the Directory to reflect such changes in the listings therein as Tenant may request and Tenant, within thirty (30) days after demand by Landlord, shall pay to Landlord, as Additional Rent, Landlord’s administrative change for each requested revision.

Section 39.10. Notwithstanding anything to the contrary contained herein, in no event shall Landlord, Tenant or the Parties be liable for consequential or punitive damages under this Lease (including under Article 33 and/or Article 18), except to the extent Tenant’s potential liability under Section 22.3 would be characterized as consequential damages.

Section 39.11. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39.12. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

Section 39.13. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 39.13 shall survive the expiration of this Lease.

Section 39.14. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease and (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought.

Section 39.15. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

Section 39.16. This Lease shall be governed by the laws of the State of New York without regard to conflict of laws principles.

Section 39.17. If Tenant is a corporation or a limited liability company or a limited liability partnership, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer or member or partner of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

Section 39.18. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

Section 39.19. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 39.20. From and after the date of this Lease, Tenant and Persons Within Tenant’s Control shall maintain the terms and conditions of this Lease confidential and, without Landlord’s prior written consent, shall neither discuss nor disclose the terms and conditions of this Lease with any tenant or occupant of the Building or with any other person, other than (i) the Broker, (ii) the attorneys who are representing Tenant in connection with this Lease, (iii) Tenant’s accountants, (iv) any proposed subtenant of the Premises or assignee of this Lease and(v) to such other parties and/or entities that Tenant deems appropriate, provided such other parties have a legitimate business need to know such information, or (vi) if required to do so to enforce the terms of this Lease, or as may otherwise be required to be disclosed by law or judicial process; provided that, if Tenant is required or requested by legal process to disclose the terms and conditions of this Lease, Tenant shall provide Landlord with prompt notice of such requirement or request and unless Landlord waives the confidentiality requirements of this Lease, Tenant shall cooperate with Landlord in obtaining an appropriate protective order regarding such disclosure. Tenant acknowledges that a breach or threatened breach of this section will cause irreparable injury and damage to Landlord, and, therefore, agrees that, in addition to any other remedies that may be available to Landlord, Landlord shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) as a remedy for a breach or threatened breach of this section and to secure its enforcement.

Section 39.21. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(A) The words “herein”, “hereof”, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(B) Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

(C) Reference to Landlord as having “no liability” or being “without liability” shall mean, except as otherwise expressly provided in this Lease, that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(D) Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(E) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(F) The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 39.22. If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to refuse to consent to any Alterations in accordance with the provisions of Article 6 or to any subletting or assignment in accordance with the provisions of Article 15, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section. Within ten (10) Business Days following the giving of any notice by one party to the other stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) Business Days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years of continuous experience in the business of owning or managing real estate in the Borough of Manhattan, The City of New York. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any award rendered in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

ARTICLE 40

TERRACE

Section 40.1. (A) So long as such use is in compliance with all Laws (as to which Tenant shall be solely responsible), subject to Landlord’s rights under this Lease, Tenant shall have exclusive use of the portion of the setback on the exterior of the ninth (9th) floor of the Building shown hatched on Schedule O annexed to this Lease (the “Terrace”). At no time may more than 74 persons be permitted on the Terrace. The Terrace shall not be included in the rentable square footage of the Premises and Tenant shall not be liable for Fixed Rent or Escalation Rent on account of the Terrace, provided that Tenant shall not be entitled to an abatement or credit against Fixed Rent for any condition affecting the Terrace.

(B) Landlord shall deliver the Terrace in “as is” condition and shall have no obligation to perform any work to prepare the Terrace for Tenant’s occupancy or to contribute to the cost thereof. Tenant’s design of any improvements it wishes to install on the Terrace shall be subject to the reasonable approval of Landlord pursuant to the provisions of Article 6 of this Lease (including the submission of plans and specifications depicting such design if such improvements are of a nature as to require such submission of plans and specifications pursuant to the terms and conditions of this Lease). At the time Landlord approves Tenant’s plans and specifications for Tenant’s proposed improvements to the Terrace, Landlord shall advise Tenant whether Landlord will require Tenant to remove such improvements at the end of the Term. Tenant shall remove all of such improvements specified by Landlord and shall repair any damage to the Terrace and the Building caused by such removal beyond normal wear and tear, and restore the surface of the Terrace to its condition immediately preceding such improvements.

(C) At any time during the Term of this Lease, Tenant may place planters and other personal property on the Terrace, provided that (a) such property does not require structural reinforcement and is not heavier than the roofing system or structural slab of the Terrace was designed to hold (unless Tenant, at its expense, installs such structural reinforcement after first having obtained Landlord’s consent) and (b) the weight and location of such planters and other personal property shall have been approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

(D) Landlord, at its expense, within six (6) months after Tenant’s submission to Landlord of plans for Tenant’s proposed improvements to the Terrace, shall obtain and provide a temporary certificate of occupancy for the Terrace and, thereafter, shall renew the temporary certificate of occupancy until Landlord is able to obtain and provide a permanent certificate of occupancy for the Terrace.

(E) For the avoidance of doubt, the Terrace shall be deemed part of the Premises for purposes of Article 6, Section 7.1, Section 9.1, and Articles 12 and 33.

ARTICLE 41

ROOF INSTALLATIONS

Section 41.1. Tenant shall have the non-exclusive right to install, remove, replace, repair, maintain and operate on two 20’ by 20’ areas designated by Landlord on the roof above the eighth (8th) floor of the Building (the “Installation Area”), at Tenant’s sole cost and expense, the AC Unit and related equipment (hereinafter collectively referred to as the “Installations”), subject to all of the terms, covenants and conditions of this Lease (including Article 6), and subject to Landlord’s prior written approval, including, without limitation, approval as to size, weight and method of attachment, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval shall also be required for modifications to, and the removal of, the Installations, which approval shall not be unreasonably withheld, conditioned or delayed. In connection with Tenant’s installation, removal, replacement, repair, maintenance and operation of its Installations, Tenant shall comply with all Laws and shall procure, maintain and pay for all permits and licenses required therefor, including all renewals thereof. Landlord shall cooperate with Tenant to assist Tenant in obtaining such permits and licenses. The parties agree that, except for the Installation Area, Tenant’s use of the roof of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use, including the installation of antennas, generators and/or communications systems. Tenant’s use of the roof shall not impair such other person’s, firm’s or corporation’s data transmission and reception via their antennas and support equipment, if any. Tenant, at its sole cost and expense, shall install any screening device reasonably requested by Landlord at any time so that the Installations cannot be viewed or seen by the public and, if such screening device is installed, it shall be deemed to be an Installation under this clause.

Section 41.2. Tenant shall not be obligated to pay Fixed Rent or Escalation Rent for the use of the Installation Area in connection with the Installations. Tenant shall pay for all electrical service required for Tenant’s use of the Installations in accordance with Article 4 of this Lease. Tenant shall be responsible for connecting the Installations and the Premises.

Section 41.3. Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the roof of the Building (including the Installation Area) and to any part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Installations erected or installed by Tenant pursuant to the provisions of this Article 41. Tenant further covenants and agrees that the Installations and any related equipment erected or installed by Tenant pursuant to the provisions of this Article 41 shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

Section 41.4. The Installations and related equipment installed by Tenant pursuant to the provisions of this Article 41 shall be Tenant’s Property, and, upon the expiration or earlier termination of the Term of this Lease shall be removed by Tenant, at Tenant’s sole cost and expense, and Tenant shall repair any damage to the roof of the Building (including the Installation Area), or any other portion or portions of the Building caused by or resulting from said removal.

Section 41.5. Landlord may require Tenant to relocate the Installations and related equipment to another reasonably suitable portion of the roof upon thirty (30) days’ notice to Tenant, or to remove the Installations if their existence would constitute a violation of any Laws.

ARTICLE 42

OPTION TO RENEW

Section 42.1. (A) Provided that both at the time of the exercise of the Renewal Option (as hereinafter defined) and at the time of the commencement of the Renewal Term: (i) this Lease shall be in full force and effect; (ii) there shall not then be existing a monetary or material, non-monetary Event of Default under this Lease; and (iii) Tenant, its affiliates and Permitted Occupants shall be in physical occupancy of at least two (2) full floors of the Premises, Tenant shall have one (1) option to extend the Term of this Lease (the “Renewal Option”), for the Renewal Term, on the terms of this Lease (except as set forth below). The Renewal Option may be exercised with respect to the entire Premises or with respect to a portion of the Premises comprised of the entire seventh and eighth floors, as specified by Tenant in the Renewal Notice. If Tenant sends a Renewal Notice but fails to specify whether Tenant is exercising the Renewal Option with respect to the entire Premises or with respect to only a portion of the Premises, Tenant shall be deemed to have exercised the Renewal Option for the entire Premises. The Renewal Option shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not earlier than twenty-four (24) months (subject to an earlier exercise pursuant to Article 43), nor later than fifteen (15) months (time being of the essence), prior to the Fixed Expiration Date. Notwithstanding the first sentence of this Section 42.1, Landlord, in its sole discretion, may waive any default by Tenant or occupancy requirement and no such default or occupancy requirement may be used by Tenant to negate the effectiveness of Tenant’s exercise of the Renewal Option.

(B) The Renewal Term shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that (i) during the Renewal Term there shall be no further option to renew the Term of this Lease,

(ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s continued occupancy during the Renewal Term and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation for the Renewal Term, and (iii) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to the Fair Rental Value of the Premises as of the first day of the Renewal Term and Section 3.5 of this Lease shall continue to apply during the Renewal Term so that the Fixed Rent after the first year of the Renewal Term shall be 102.25% of the Fixed Rent for the prior year. If Tenant exercises the Renewal Option for less than all of the Premises, Tenant’s Share shall be reduced proportionately to reflect the square footage contained in the Premises during the Renewal Term.

Section 42.2. If Tenant has given the Renewal Notice in accordance with Section 42.1, the parties shall endeavor to agree upon the Fair Rental Value of the Premises, as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the Fair Rental Value for the Renewal Term within nine (9) months prior to the first day of the Renewal Term, then the same shall be determined as follows: Landlord, at Tenant’s request, shall notify Tenant of Landlord’s determination of the Fair Rental Value, which shall constitute the maximum that Landlord can claim is the Fair Rental Value of the Premises for the Renewal Term in any arbitration thereof (“Landlord’s Maximum Determination”). Within thirty (30) days after Landlord shall have given Tenant Landlord’s Maximum Determination, Tenant shall notify Landlord whether Tenant disputes Landlord’s Maximum Determination and, if Tenant disputes Landlord’s Maximum Determination, Tenant shall set forth in such notice Tenant’s good faith determination of the Fair Rental Value of the Premises for the Renewal Term, which shall constitute the minimum that Tenant can claim is the Fair Rental Value for the Premises for the Renewal Term in any arbitration thereof (“Tenant’s Minimum Determination”). If Tenant fails to dispute Landlord’s Maximum Determination or to set forth Tenant’s Minimum Determination within the time period set forth above (time being of the essence as to Tenant’s obligation to give Landlord Tenant’s Minimum Determination by such date), then Tenant shall be deemed to have accepted Landlord’s Maximum Determination as the Fair Rental Value for the Renewal Term.

Section 42.3. If Tenant disputes Landlord’s determination of Fair Rental Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of Tenant’s Minimum Determination, then the dispute shall be resolved by arbitration as set forth in this Section 42.3. If the dispute shall not have been resolved on or before the first day of the Renewal Term, then pending such resolution, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Landlord’s Maximum Determination. If such resolution shall be in favor of Tenant, then within thirty (30) days after the final determination of Fair Rental Value for the Renewal Term, Landlord shall refund to Tenant any overpayment. Any dispute as to Fair Rental Value shall be determined as follows: A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (“AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years’ experience in the leasing of Premises in the immediate vicinity of the Building, comparable in size, location and quality to the Premises. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fair Rental Value for the

Renewal Term, as set forth above, which need not be Landlord’s Maximum Determination or Tenant’s Minimum Determination. The Baseball Arbitrator shall determine which of the two (2) rent determinations more closely represents the Fair Rental Value for the Renewal Term, taking into account all relevant factors, whether favorable to Landlord or Tenant. The Baseball Arbitrator may not select any other rental value for the Renewal Term other than one submitted by Landlord or Tenant. The determination of the Baseball Arbitrator shall be final and binding upon Landlord and Tenant and shall serve as the basis for the Fixed Rent payable for the Renewal Term and Landlord and Tenant each consents to the entry of judgment in any court having jurisdiction based upon such determination. After a determination has been made of the Fair Rental Value, the parties shall execute and deliver an instrument setting forth the Fixed Rent for the Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such Fixed Rent in accordance with this Article 42.

Section 42.4. If Tenant exercises the Renewal Option for only the seventh and eighth floors, then, prior to the commencement of the Renewal Term, Tenant, at its expense, shall (i) to the extent required under Article 6, remove any internal staircase and restore the slab between the eighth and ninth floors of the Building so that such slab shall have the same structural integrity that existed prior to the installation of the staircase and (ii) perform any work necessary to separate any Building Systems or shared facilities that existed between portions of the Premises to enable the ninth floor to function as an independent leaseable unit.

ARTICLE 43

RIGHT OF FIRST OFFER

Section 43.1. As used herein, “Available” means as to the Offer Space that such space is vacant and free of any present or future possessory right now existing in favor of any third party and, with respect to the second (2nd) floor, that such floor has been leased after the date of this Lease. Landlord has advised Tenant that (a) (i) the lease for the third (3rd) floor expires on December 31, 2020 and the tenant thereunder has one five-year renewal option which must be exercised by December 31, 2019 and (ii) the existing tenant of the third (3rd) floor has a prior right of first offer on the fourth (4th) floor, subject to the fourth (4th) floor tenant’s renewal option (described below) and (b) the lease of the fourth (4th) floor expires on February 28, 2022 and the tenant thereunder has one five-year renewal option that must be exercised by September 1, 2020. Notwithstanding the foregoing, Offer Space shall not be deemed Available and Landlord shall not be obligated to notify Tenant of the Availability of such Offer Space if Landlord is negotiating an extension of a lease or a new direct lease with an existing tenant or occupant of such space, and Landlord shall be free to enter into any such extension of lease or new direct lease.

Section 43.2. (A) Provided that (i) this Lease shall be in full force and effect, (ii) there shall not then be existing a monetary or material, non-monetary Event of Default under this Lease, (iii) Tenant and its affiliates and Permitted Occupants shall be in physical occupancy of at least ninety-five percent (95%) of the rentable area of the Premises, and (iv) as of the Anticipated Inclusion Date (as defined below), there shall be at least three (3) full years remaining in the Term, if any Offer Space becomes, or Landlord reasonably anticipates that any Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”)

thereof, specifying (a) a description and the rentable square footage of the Offer Space, (b) Landlord’s determination of the Fair Rental Value of the Offer Space, which shall constitute the maximum thereof Landlord can claim as the Fair Rental Value for such space in any arbitration thereof (“Landlord’s Maximum Offer Determination”), or, if Landlord so determines, the Minimum Fixed Rent (as defined below), (c) the date or estimated date that such Offer Space has or shall become Available (the “Anticipated Inclusion Date”), and (d) any other relevant economic terms selected by Landlord which Landlord in good faith believes is customary in the marketplace.

(B) Provided that on the date that Tenant exercises the Offer Space Option (as hereinafter defined) and on the Offer Space Inclusion Date (as hereinafter defined) the conditions described in clauses (i) through (iv) of Section 43.2(A) continue to be satisfied, Tenant shall have one (1) option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is ten (10) Business Days after the giving of the Offer Notice (time being of the essence) to include the Offer Space in the Premises for a term ending on the Fixed Expiration Date, as same may be extended pursuant to Article 42 hereof. Tenant may nevertheless exercise the Offer Space Option if there are fewer than three (3) full years remaining in the Term so long as Tenant, as a condition of exercising the Offer Space Option, also exercises the Renewal Option for the entire Premises. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination (if applicable), and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Rental Value for such Offer Space, which shall constitute the minimum that Tenant can claim as the Fair Rental Value for such space in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Rental Value for such Offer Space. Notwithstanding the foregoing, if Tenant exercises the Offer Space Option and simultaneously exercises the Renewal Option, neither the Offer Notice nor the Acceptance Notice needs to contain a rent determination and Landlord’s and Tenant’s respective determinations of Fixed Rent for the Offer Space shall be contained in Landlord’s Maximum Determination and in Tenant’s Minimum Determination under Article 42, so that the Fixed Rent for the Offer Space shall be determined along with the Fixed Rent for the Renewal Term. If Tenant exercises the Offer Space Option but there are fewer than five (5) full years remaining in the Term, then Fair Rental Value shall be determined based upon the rental for a ten year lease, provided that the economic concessions used to calculate the “net effective rental” to Landlord shall be prorated to reflect the shorter term.

Section 43.3. If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant and broom-clean possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent for the Offer Space shall be as set forth above, (ii) Tenant’s Share shall be increased to reflect Tenant’s lease of the Offer Space (and the 2.25% cumulative annual increase in Fixed Rent pursuant to Section 3.5 of this Lease shall also apply to the Offer Space), (iii) unless otherwise specified by Landlord in the Offer Notice, Landlord shall not be required to perform any Landlord’s Work or any other work, pay a Landlord’s contribution or a work allowance or any other amount, or render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy, and Tenant shall accept the Offer Space vacant, free of any possessory interest thereon, broom clean and otherwise in its “as is” condition as of the date of the Offer Notice, reasonable wear and tear excepted; (iv) Tenant shall deliver an amended or additional Letter of Credit as a security deposit equal to the number of months of Fixed Rent then held by Landlord under this Lease multiplied by the monthly Fixed Rent payable for the Offer Space, except that Landlord shall waive such requirement if the tangible net worth of Tenant (total assets less the sum of total liabilities, intangible assets and goodwill) on the date of the Acceptance Notice is equal to or in excess of $101,000,000, based upon such audited final statements and other financial documentation for Tenant’s most recent fiscal year at the time of the Acceptance Notice, comparable in form and detail to the audited financial statements and other financial documentation, if any, delivered to Landlord prior to the execution of this Lease; and (v) as may be otherwise set forth in the Offer Notice.

Section 43.4. If in the Acceptance Notice Tenant disputes Landlord’s determination of Fair Rental Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the Acceptance Notice, then the dispute shall be resolved by arbitration as set forth in Article 42. If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the Offer Space, an amount equal to Landlord’s Maximum Offer Determination. If such resolution shall be in favor of Tenant, then within thirty (30) days after the final determination of Fair Rental Value, Landlord shall refund to Tenant any overpayment.

Section 43.5. If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the Anticipated Inclusion Date, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. If an existing tenant of the Offer Space holds over, Landlord shall use commercially reasonable efforts, which may include the commencement of an eviction action against such holdover tenant, if such action is determined by Landlord to be commercially reasonable in the circumstances, to obtain possession of the Offer Space. This Section 43.5 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Offer Space to Tenant within one hundred eighty (180) days after the Anticipated Inclusion Date, Tenant, upon notice to Landlord given within fifteen (15) days after the expiration of such one hundred eighty (180) day period (unless the Offer Space Inclusion Date shall have occurred prior to the giving of such notice), may withdraw its Acceptance Notice and such Offer Space shall not become part of the Premises.

Section 43.6. If, after receiving an Offer Notice as set forth above, Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of all or any part of the Offer Space with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option with respect to such Offer Space shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer all or any part of such Offer Space to Tenant, and (ii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord and Tenant confirming Tenant’s waiver of, and extinguishing, the Offer Space Option contained in this Article 43 with respect to such Offer Space.

Section 43.7. Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Article 43.

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[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

Approved as to form by:			THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK

By:	/s/ Marc Packman
	Name:	Marc Packman	By:	/s/ Jason Pizer
	Title:	Senior Vice President /		Name:	Jason Pizer
		Director of Real Estate Leasing		Title:	Executive Vice President

			By:	/s/ Stacy Brandom
				Name:	Stacy Brandom
				Title:	Chief Financial Officer

			By:	/s/ James H. Cooper
				Name:	The Rev. Dr. James H. Cooper
				Title:	Rector

TENANT:

MEDIDATA SOLUTIONS, INC.

			By:	/s/ Glen de Vries
				Name:	Glen de Vries
				Title:	President

Tenant’s Federal Employer
Identification Number:

13-4066508

SCHEDULE C

FIXED RENT AND OPERATING EXPENSE PAYMENT

Lease Year	Annual Fixed Rent	Annual Operating Escalation	Total Annual Fixed Rent	Monthly Installment

1	$4,929,250	$—	$4,929,250	$410,770.83

2	$4,929,250	$110,908	$5,040,158	$420,013.17

3	$4,929,250	$224,312	$5,153,562	$429,463.50

4	$4,929,250	$340,267	$5,269,517	$439,126.42

5	$4,929,250	$458,831	$5,388,081	$449,006.75

6	$5,323,590	$580,063	$5,903,653	$491,971.08

7	$5,323,590	$712,895	$6,036,485	$503,040.42

8	$5,323,590	$848,716	$6,172,306	$514,358.83

9	$5,323,590	$987,593	$6,311,183	$525,931.92

10	$5,323,590	$1,129,594	$6,453,184	$537,765.33

Each “Lease Year”, with the exception of the final Lease Year, shall be a twelve (12) consecutive calendar month period.

The first Lease Year shall commence on the Rent Commencement Date and shall end on the day immediately preceding the first anniversary of the Rent Commencement Date. Each subsequent Lease Year shall be the next twelve (12) consecutive calendar month period or part thereof occurring within the Term of the Lease, provided that the last Lease Year shall end on the Fixed Expiration Date.